Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ASSET PURCHASE AGREEMENT

between

BLUEPRINT MEDICINES CORPORATION

and

RIGEL PHARMACEUTICALS, INC.

DATED AS OF FEBRUARY 22, 2024

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND TERMS1

Section 1.1Definitions1

Section 1.2Other Definitional Provisions16

ARTICLE II PURCHASE AND SALE; LICENSES16

Section 2.1Purchase and Sale of Assets16

Section 2.2Consents17

Section 2.3Excluded Assets18

Section 2.4Assumption of Liabilities20

Section 2.5Retained Liabilities20

Section 2.6License Grants; Right of Reference21

ARTICLE III CONSIDERATION25

Section 3.1Purchase Price25

Section 3.2Additional Consideration25

ARTICLE IV CLOSING30

Section 4.1Closing30

Section 4.2Additional Transfer Documents32

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER32

Section 5.1Organization; Qualification 32

Section 5.2Title to Assets, Sufficiency32

Section 5.3Authority; Binding Effect33

Section 5.4No Conflicts33

Section 5.5Governmental Authorizations33

Section 5.6Real Property33

Section 5.7No Litigation33

Section 5.8Compliance with Laws34

Section 5.9Product Registrations; Regulatory Compliance34

Section 5.10Intellectual Property; Performance of Transition35

Section 5.11Taxes36

Section 5.12Assumed Contracts36

Section 5.13Anti-Corruption36

Section 5.14Brokers37

Section 5.15No Other Representations or Warranties37

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER38

Section 6.1Organization and Qualification38

Section 6.2Corporate Authorization38

Section 6.3Binding Effect 38

Section 6.4No Conflict38

Section 6.5Governmental Authorization38

Section 6.6Third Party Approvals 38

Section 6.7Financial Capability39

Section 6.8Litigation39

Section 6.9No Debarment 39

Section 6.10Anti-Corruption39

Section 6.11Brokers40

Section 6.12Solvency40

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Section 6.13No Other Representation and/or Warranty40

ARTICLE VII COVENANTS40

Section 7.1Information and Documents40

Section 7.2Conduct41

Section 7.3Insurance41

Section 7.4Trade Notifications41

Section 7.5Included Accounts Receivable; Excluded Accounts Receivable41

Section 7.6Payments under Assumed Contracts42

Section 7.7Transition Services43

Section 7.8Confidentiality43

Section 7.9Wrongfully Transferred or Retained Assets and Liabilities43

Section 7.10[***]43

Section 7.11Further Actions44

ARTICLE VIII CONDITIONS TO CLOSING44

Section 8.1Conditions to the Obligations of Purchaser44

Section 8.2Conditions to the Obligations of Seller45

ARTICLE IX [RESERVED]45

ARTICLE X SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

INDEMNIFICATION 45

Section 10.1Survival45

Section 10.2Indemnification Survival45

Section 10.3Indemnification45

Section 10.4Notice; Defense of Claims48

Section 10.5Remedies Exclusive49

ARTICLE XI MISCELLANEOUS50

Section 11.1Notices50

Section 11.2Amendment; Waiver51

Section 11.3Assignment51

Section 11.4Entire Agreement51

Section 11.5Parties in Interest51

Section 11.6Public Disclosure51

Section 11.7Expenses, Taxes, and Fees51

Section 11.8Schedules52

Section 11.9Governing Law; Jurisdiction52

Section 11.10WAIVER OF JURY TRIAL53

Section 11.11Counterparts53

Section 11.12Headings53

Section 11.13Severability53

Section 11.14Specific Performance54

Section 11.15Non-Recourse54

ATTACHMENTS

EXHIBIT AForm of Bill of Sale and Assignment and Assumption Agreement
EXHIBIT BForm of Intellectual Property Assignment Agreement
EXHIBIT CDisclosure Schedule
EXHIBIT DForm of Transition Agreement
EXHIBIT EForm of Material Transfer Agreement

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is made and entered into as of the 22nd day of February, 2024, between Blueprint Medicines Corporation, a Delaware corporation (“Seller”), and Rigel Pharmaceuticals, Inc., a Delaware corporation (“Purchaser”). Seller and Purchaser are individually referred to as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Seller desires to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser desires to purchase, acquire and assume from Seller, all of Seller’s right, title and interest to the product known as GAVRETO® (pralsetinib) in the United States and other Purchased Assets and Assumed Liabilities, in each case, on the terms and subject to the conditions set forth in this Agreement (the “Transaction”); and

WHEREAS, Seller and Purchaser desire to make certain representations, warranties, covenants, and agreements in connection with the Transaction and prescribe various conditions to the Transaction.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

Article I

DEFINITIONS AND TERMS
Section 1.1Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“2024 CStone Cooperation Agreement” shall have the meaning set forth in Section 7.6(f).

“AAA” shall have the meaning set forth in Section 7.6(e).

“Accounting Standards” means generally accepted accounting principles as applicable in the U.S. as generally and consistently applied throughout Purchaser’s organization.

“Actual Fraud” means a claim for common law fraud with a specific intent to deceive based on a representation contained in this Agreement; provided that, at the time such representation was made, (i) such representation was inaccurate and (ii) the Party making such representation had actual knowledge of the inaccuracy of such representation.

“Additional Transfer Document” shall have the meaning set forth in Section 4.2(a).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person (and for this purpose, the term control means the power to direct, or cause the direction of, the management and policies of a Person (directly or indirectly), whether through ownership of voting securities, by contract or otherwise (and the terms controlling and controlled have meanings correlative to the foregoing)).

“Agreement” means this Asset Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof, including the Exhibits and Schedules hereto.

“Ancillary Agreements” means, collectively, the Bill of Sale and Assignment and Assumption Agreement, the Intellectual Property Assignment Agreement, the Transition Agreement, the Material Transfer Agreement, and the 2024 CStone Cooperation Agreement.

[***]

“Anti-Corruption Laws” shall have the meaning set forth in Section 5.13(a).

“Assumed Contracts” shall have the meaning set forth in Section 2.1(a).

“Assumed Liabilities” shall have the meaning set forth in Section 2.4.

“Bankruptcy Code” shall have the meaning set forth in Section 2.6(g).

“Bill of Sale and Assignment and Assumption Agreement” shall have the meaning set forth in Section 4.1(b)(i).

[***]

[***]

“Business” means the Exploitation of the Product in the Territory [***] as of the Closing Date.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

“Calendar Quarter” means each of the three (3) month periods ending on March 31, June 30, September 30, and December 31 of any Calendar Year.

“Calendar Year” means each twelve (12) month period commencing on January 1 and ending on December 31, provided that (a) the first calendar year shall begin on the Closing Date and end on December 31 and (b) the last calendar year shall begin on January 1 and end on the effective date of expiration or termination.

“Change of Control” shall mean (i) any merger, reorganization, consolidation or combination in which the subject entity is not the surviving corporation, or (ii) any “person” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), excluding the subject entity and its Affiliates, is or becomes the beneficial owner, directly or indirectly, of securities of the subject entity representing 50% or more of either (a) the then-outstanding shares of common stock of the subject entity or its parent corporation, or (b) the combined voting power of the subject entity’s then outstanding voting securities; or (iii) if individuals who as of the effective date constitute the board of directors of the subject entity or its parent corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Incumbent Board; provided, however, that any individual becoming a director subsequent to the effective date whose election, or nomination for election by the subject entity’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or (iv) approval by the shareholders of the subject entity of a complete liquidation or the complete dissolution of the subject entity.

“Claims Threshold” shall have the meaning set forth in Section 10.3(c)(i).

“Closing” means the closing of the transactions contemplated by this Agreement pursuant to Article IV of this Agreement.

“Closing Date” shall have the meaning set forth in Section 4.1(a).

“CMC” means the Chemistry, Manufacturing and Controls portion of a Regulatory Filing or in any supporting development reports thereto, in each case, with respect to the Product.

“CMS” means the Centers for Medicare and Medicaid Services or any successor agency.

“Combination Product” means: [***] Drug delivery vehicles, adjuvants and excipients will not be deemed to be “active ingredients,” except in the case where such delivery vehicle, adjuvant or excipient is recognized by the FDA as an active ingredient in accordance with 21 C.F.R. 210.3(b)(7).

“Compound” means (a) Seller’s proprietary RET inhibitor known as pralsetinib (also known as BLU-667), or (b) any salt, metabolite, prodrug (including ester prodrug) that convert to the compound described in clause (a), free base, hydrate, solvate, polymorph, stereoisomer or enantiomer of pralsetinib.

“Confidentiality Agreement” means the Confidentiality Agreement between Seller and Purchaser, dated as of [***], as amended or supplemented from time to time.

“Contract” means any written contract, agreement, lease, instrument, note, bond, loan, indenture, license or sublicense, or other legally binding written commitment or arrangement.

“Control” or “Controlled” means, with respect to any Intellectual Property, Regulatory Filing, Regulatory Approval, or other property right, the legal authority or right (whether by ownership, license (other than a license granted pursuant to this Agreement) or otherwise) of a Person or its Affiliate, to grant the right to access or use, or to grant a license or a sublicense to or under such Intellectual Property, Regulatory Filing, Regulatory Approval, or other property right (in whole or in part), without breaching the terms of any agreement or other arrangement between such Person (or any of its Affiliates) and a Third Party or creating a payment obligation upon such Person.

“Controlling Party” shall have the meaning set forth in Section 10.4.

“Cover,” “Covering” or “Covered” means: (a) with respect to a patent, that, in the absence of a license granted to a Person under an issued Valid Claim included in such patent, the practice by such Person of the subject matter at issue would infringe such Valid Claim, or (b) with respect to an application for patent, that, in the absence of a license granted to a Person under a pending Valid Claim included in such application, the practice by such Person of the subject matter at issue would infringe such Valid Claim if such patent application were to issue as a patent.

“CStone” means CStone Pharmaceuticals.

“CStone Agreements” means the CStone License Agreement, that certain Pharmacovigilance Agreement by and among Seller, CStone and Roche dated as of [***].

“CStone License Agreement” means that certain License and Collaboration Agreement between Seller and CStone dated as of June 1, 2018.

“CStone Global Development Plan” means the global development plan agreed by Seller and CStone pursuant to the CStone License Agreement, as may be amended from time to time.

“CStone Territory” means the People’s Republic of China, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Delayed Purchase Price” means Five Million Dollars ($5,000,000), less any set-off permitted by Article X.

“Development Milestone Event” shall have the meaning set forth in Section 3.2(a).

“Development Milestone Payment” shall have the meaning set forth in Section 3.2(a).

“Disclosure Schedule” shall have the meaning set forth in Article V.

“Divestiture” (and other correlative terms) means any transaction in which any Licensed Product and the associated intellectual property assets related to the foregoing are divested or transferred by any means, including by way of merger, consolidation, asset acquisition or sale, exercised option, purchase, sale, assignment or other similar transfer.

“DMF” means any drug master file with the FDA, and any equivalent filing in other countries or regulatory jurisdictions.

“Excluded Accounts Receivable” shall have the meaning set forth in Section 2.3(e).

“Excluded Assets” shall have the meaning set forth in Section 2.3.

“Excluded Contracts” means all contracts that are not Assumed Contracts.

[***]

“Excluded Intellectual Property” shall have the meaning set forth in Section 2.3(g).

“Exploit” or “Exploiting” means to research, develop, manufacture, import, export, sell, offer for sale or commercialize, or have others do the same. When used as a noun, “Exploitation” means any activities involved in Exploiting.

“FDA” means the United States Food and Drug Administration or any successor agency.

“Federal Healthcare Program” has the meaning set forth in 42 U.S.C. § 1320a-7b(f) and any implementing regulations thereto and, without limiting the foregoing shall include any plan or program that provides health care benefits, whether directly, through insurance, or otherwise, that is funded directly, in whole or in part, by the government of the United States of America (other than the Federal Employees Health Benefits Program), including, without limitation, Medicare, Medicaid, the Children’s Health Insurance Program, TRICARE, 340B Federal Drug Discount Program, and Veterans Health Administration programs (described in Title XVIII of the Social Security Act (“SSA”), Title XIX of the SSA, Title XXI of the SSA, Title 10, Chapter 55 of the U.S.C., 42 U.S.C. § 256b and 38 U.S.C. § 8126, respectively), or any state health care program (as defined in Section 1128(h) of the SSA).

“FFDCA” shall have the meaning set forth in Section 5.9(f).

“Field” means all uses in humans and animals.

“First Commercial Sale” means, with respect to each Licensed Product, the first sale of the Product recorded in accordance with the Accounting Standards by or on behalf of a Selling Party for distribution, use or consumption after the Closing Date. [***]

“Fundamental Claim Expiration Date” shall mean [***] after the expiration of the statute of limitations applicable to the subject matter thereof.

“Fundamental Obligations” shall have the meaning set forth in Section 10.1.

“General Indemnity Cap” means an amount equal to [***].

“General Indemnity Expiration Date” shall have the meaning set forth in Section 10.1.

[***]

[***]

“Governmental Authority” means any supranational, national, federal, state or local judicial, legislative, executive, enforcement, administrative or regulatory authority.

“Governmental Authorizations” means all licenses, permits, certificates and other authorizations and approvals under the applicable Laws of any Governmental Authority.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Healthcare Regulatory Law” means Laws relating to healthcare regulatory matters, including, but not limited to: (a) 42 U.S.C. §§ 1320a-7, 7a, and 7b, which are commonly referred to as the “Federal Fraud Statutes”; Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.), the “Medicare Laws”; Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.), the “Medicaid Laws”; Title XXI of the Social Security Act (42 U.S.C. § 1397 et seq.), the “Children’s Health Insurance Program (CHIP) Laws”; 10 U.S.C. § 1071 et seq., the “TRICARE Laws”; 38 U.S.C. Chapter 17, the “Veterans Health Administration Laws”; 42 U.S.C. § 201 et seq., the “Public Health Service Act”; the Patient Protection and Affordable Care Act (Pub. L. No. 111−148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. No. 111−152); 42 U.S.C. § 1395nn, which is commonly referred to as the “Stark Statute”; 31 U.S.C. §§ 3729-3733, which is commonly referred to as the “Federal False Claims Act”; 42 U.S.C. §§ 286, 287 and 1001, which are commonly referred to as the “Federal Criminal False Claims Statutes,”; 18 U.S.C. § 1035, which is commonly referred to as the “False Statements Relating to Health Care Matters Law”; 31 U.S.C. § 3801 et seq., which is commonly referred to as “Federal Program Fraud Civil Remedies Act”; 42 U.S.C. §§ 1320d through 1320d-8 and 42 C.F.R. §§ 160, 162 and 164, which are commonly referred to as the “Health Insurance Portability and Accountability Act of 1996”; the FFDCA; and any implementing regulations and comparable international, state, or local Laws for any of the foregoing; (b) any Laws governing any Federal Healthcare Program or otherwise governing or regulating the provision of, or payment for, healthcare items and services; (c) any federal, state or local applicable Law that regulates the clinical development, manufacturing, approval, promotion or distribution of products; and (d) any state Law regulating the interactions with health care professionals and reporting thereof.

“Included Accounts Receivable” shall have the meaning set forth in Section 2.1(h).

“IND” means an application submitted to the FDA for authorization to commence clinical studies, including (a) an Investigational New Drug Application as defined in 21 C.F.R. Part 312 or any successor application or procedure submitted to the FDA and (b) all supplements, amendments, variations, extensions and renewals thereof that may be submitted with respect to the foregoing.

“Indemnified Parties” shall have the meaning set forth in Section 10.3(b).

“Indemnifying Party” shall have the meaning set forth in Section 10.4.

“Independent Arbiter” shall have the meaning set forth in Section 7.6(e).

“Indication” means [***] that the Product [***] in the indication section of the label approved by the FDA relevant to usage of the Product [***].

“Insolvent Party” shall have the meaning set forth in Section 2.6(g).

“Intellectual Property” means all patents, trademarks, service marks, logos, trade names, internet domain names, database rights, rights in designs, rights in inventions, trade secrets; rights in information, know-how, trade dress, product livery, source identifiers, all copyrightable works of authorship (whether published or unpublished) and all technology, specifications, information, records, techniques, processes, procedures, documentation, data, databases and other proprietary information that is identified or identifiable in a tangible form, in each case whether registered or unregistered, and all registrations and applications therefor, and all rights or forms of protection having equivalent or similar effect anywhere in the world.

“Intellectual Property Assignment Agreement” shall have the meaning set forth in Section 4.1(b)(iv).

“Knowledge of Seller” means [***].

“Laws” means any federal, state, provincial, regional, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, Governmental Order, or requirement issued, enacted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, consent order, supervisory requirements, directives, circulars, opinions, interpretive letters, guidelines and policies, in each case with the force of law, including Healthcare Regulatory Laws.

“Legal Proceedings” means any litigation complaint (including a qui tam complaint), audit, judicial, administrative or arbitral action, suit, investigation, inquiry, claims (including counterclaims), litigation, civil investigative demand, criminal information, subpoena, search warrant, or proceeding (public or private) by or before a Governmental Authority.

“Liability” and “Liabilities” means any and all Losses, debts, damages, adverse claims, liabilities, commitments and obligations of any nature or kind, whether accrued or unaccrued, fixed, known or unknown, express or implied, absolute or contingent, accrued or unaccrued, disputed, liquidated, executory, matured or unmatured or determined or determinable.

“License” means a grant of rights from Purchaser to an Affiliate or Third Party under any of the Purchased Assets or the rights licensed to Purchaser by Seller under Section 2.6 of the Agreement with respect to the Exploitation of the Product in the Territory, including, for the avoidance of doubt, Third Party distributors.

“Licensed Product” means the pharmaceutical preparation containing Compound as an active ingredient, and any form, formulation, presentation and line extension thereof, including the pralsetinib product known as GAVRETO® (pralsetinib), and including any Combination Product.

“Licensee” means any Affiliate or permitted Third Party granted a License.

“Liens” means any lien, security interest, pledge, mortgage, charge, restriction on transfer conditional sale or other title retention agreement, or other or encumbrance.

[***]

“Loss Tax Benefit” means the cash Tax savings or benefits actually received by such Purchaser Indemnified Party in the taxable period in which the applicable indemnifiable Losses are incurred or the [***] following such taxable period that are attributable to any deduction, loss, credit, refund or other reduction in Tax resulting from or arising out of a Loss, in each case computed at the highest marginal tax rates applicable to the Purchaser Indemnified Party.

“Losses” of a Person means any and all losses, damages, awards, judgments, costs and expenses (including reasonable attorneys’ fees and expenses) actually suffered or incurred by such Person. Notwithstanding anything herein to the contrary, no Indemnified Party shall have the right to be indemnified for any Losses to the extent they are in the nature of consequential damages, incidental or indirect damages, diminution in value damages, lost profits, punitive, special or exemplary damages, and in particular, without limitation, no “multiple of profits” or “multiple of cash flow” or similar valuation methodology shall be used in calculating the amount of any Losses, except to the extent such damages are awarded to a Third Party in connection with a Third Party indemnification claim.

[***]

“Manufacture” or “Manufacturing” means to engage in activities related to and perform the production, manufacture, synthesis, processing, filling, finishing, packaging, labeling, shipping and holding of product or any intermediate thereof, including process development, process qualification and validation, scale-up, commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control, including all development activities enabling Regulatory Approval of Manufacturing. When used as a noun, “Manufacturing” means any of the foregoing activities. “Manufacturing” refers to both nonclinical and clinical Manufacturing for research and development, and Manufacturing for commercialization or future business and/or regulatory requirements.

“Material Adverse Effect” means a change, effect, event or occurrence that has or would be reasonably expected to have a material adverse effect on the Purchased Assets, taken as a whole, or on the ability of Seller to perform its obligations under, or consummate, the transactions contemplated by this Agreement; provided, however, that none of the following changes, events, effects, occurrences, developments, state of circumstances, facts, or conditions shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, or be taken into account in determining whether there has or will be a Material Adverse Effect: (a) changes or effects in business, economic, tax, regulatory, legal or political conditions or financial markets generally within or outside the United States, provided that such matters will only be excluded so long as such matters do not have a disproportionate adverse effect on the Purchased Assets relative to other comparable assets in the pharmaceutical industry; (b) changes in United States generally accepted accounting principles; (c) changes or effects generally affecting the pharmaceutical and/or biotechnology industry; (d) changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification or reduction or cessation of any war (whether or not declared), sabotage, armed hostilities or acts of terrorism; (e) the occurrence of any act of God or other calamity or force majeure events (whether or not declared as such), including any pandemic (including the COVID-19 pandemic, and any future resurgence, or evolutions or mutations, of COVID-19 or related disease outbreaks, epidemics or pandemics), natural disaster, fire, flood, hurricane, tornado, or other weather event; (f) changes or effects that relate to any failure by Seller to meet internal projections or forecasts for any period (including with respect to the Purchased Assets or the Product); (g) any matter disclosed in, or reasonably determinable from the Disclosure Schedule to this Agreement; (h) any action taken by Seller or its Affiliates as contemplated by this Agreement (including without limitation the Ancillary Agreements) or with Purchaser’s consent; (i) changes or effects that arise out of or are attributable to the negotiation, execution, public announcement or performance of this Agreement; or (j) any existing event or occurrence or circumstance of which Purchaser has actual knowledge as of the date hereof.

“Material Transfer Agreement” shall have the meaning set forth in Section 4.1(b)(vi).

“Milestone Event” shall have the meaning set forth in Section 3.2(a)(ii).

“Milestone Payments” shall have the meaning set forth in Section 3.2(a)(ii).

“NDA” means a new drug application submitted to the FDA pursuant to Section 505(b) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 355(b).

“Net Sales” means, with respect to each Payment Product, [***].

“Non-Assignable Right” shall have the meaning set forth in Section 2.2(a).

“Non-controlling Party” shall have the meaning set forth in Section 10.4.

“Party” and “Parties” shall have the meaning set forth in the preamble.

“Patent Coordination Team” shall have the meaning set forth in Section 2.6(c).

“Payment Product” means any Licensed Product or any pharmaceutical product containing a RET inhibitor compound that is Covered by a Transferred Patent.

“Permitted Encumbrances” means (i) Liens approved in writing by Purchaser prior to Closing; (ii) statutory Liens arising out of operation of Law with respect to a Liability incurred in the ordinary course of business and which is not delinquent; (iii) Liens for Taxes not yet subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings; (iv) mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’, landlords’ or other like Liens and security obligations that are not delinquent; (v) Liens arising under original purchase price conditional sales contracts with third parties entered into in the ordinary course of business; (vi) restrictions under leases, subleases, licenses or occupancy agreements that are Purchased Assets; (vii) Liens pursuant to any Assumed Contract; and (viii) all matters of record or otherwise disclosed in any title policy and/or survey provided by Seller to Purchaser or otherwise obtained by Purchaser or that an inspection or survey would disclose.

“Person” means an individual, a limited liability company, joint venture, a corporation, a partnership, an association, a trust, governmental entity, a division or operating group of any of the foregoing or other entity or organization.

“Personal Information” means, with respect to any Person, any information that allows for identification of such Person and that is defined as “personal data,” “personally identifiable information,” “personal information” and is regulated by applicable Privacy Laws.

“Post-Closing Tax Period” means any Tax period (or portion thereof) beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period (or portion thereof) ending on or before the Closing Date.

“PRC” shall have the meaning set forth in Section 7.6(g).

“Privacy Laws” means all applicable Laws that regulate privacy and security of Personal Information.

“Product” means the pharmaceutical product known as GAVRETO® (pralsetinib).

“Product Data” means all of the following, to the extent included in one or more Product Registrations and exclusively related to the Territory: (a) clinical data, results (including all tables, listing and graphs) and reports, case reports, and other written materials or correspondence filed with or received from a Governmental Authority, (b) records and data necessary to manufacture, formulate, test, package and store the Compound including (i) Compound and raw material specifications, (ii) standard operating procedures and master batch records and related manufacturing, engineering or other manuals as applicable, (iii) process validation reports and process development reports, (iv) technical storage conditions and stability assay procedures and other assay procedures, (v) quality control and release testing procedures and records, (vi) batch documentation including copies of executed batch records and disposition packages for the inventory set forth in the Material Transfer Agreement, in any form whatsoever, including relevant portions of laboratory notebooks or electronic files, and (vii) scientific reports owned by Seller related to the Compound.

“Product Registrations” shall have the meaning set forth in Section 5.9(a).

“Public Official” means (i) any official or employee of any Governmental Authority, including officials and employees who are appointed, elected or hired at any level within the legislative, administrative, executive, judicial or regulatory bodies of a national, regional or local government (e.g., military personnel, police, judges, inspectors, licensing officers, customs agents); (ii) any director, officer or employee at any level of any company, legal entity or other instrumentality owned or controlled by a Governmental Authority; (iii) any director, officer or employee at any level of public international organizations (e.g., the United Nations, the World Bank, the International Monetary Fund); (iv) any third party acting in an official capacity for a Governmental Authority or enterprise owned or controlled by a Governmental Authority (e.g., a third party acting under a delegation of authority to conduct government functions); (v) any political party, any official of a political party or any candidate for political office; or (vi) any member of a royal or ruling family.

“Purchase Price” means Fifteen Million Dollars ($15,000,000).

“Purchased Assets” shall have the meaning set forth in Section 2.1, it being understood that the Purchased Assets do not include the Excluded Assets.

“Purchaser” shall have the meaning set forth in the preamble.

“Purchaser Fundamental Representation” means the representations and warranties of Purchaser set forth in [***].

“Purchaser Indemnified Party” shall have the meaning set forth in Section 10.3(a).

“Registered Intellectual Property” means all issued patents, registered trademarks and registered domain names and all applications for the foregoing included in the Transferred Intellectual Property.

“Regulatory Approval” means the approval, license, registration or authorization of the applicable Regulatory Authority necessary for the marketing and sale of the Product in a country or jurisdiction. Regulatory Approvals include approvals by Regulatory Authorities of NDAs.

“Regulatory Authority” means any multinational, federal, national, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the clinical development, manufacture, marketing or sale of the Product in a country or region, including the FDA in the United States.

“Regulatory Data” means any and all research data, pharmacology data, CMC data, safety data, nonclinical data, clinical data and all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with Regulatory Filings and Regulatory Approvals for the Product (including any applicable DMFs or similar documentation).

“Regulatory Filing” means any documentation comprising or relating to or supporting any submission or application with any Regulatory Authority in the Territory with respect to the Product or its use or potential use in humans, including any documents submitted to any Regulatory Authority, including INDs and NDAs, and copies of all correspondence with any Regulatory Authority with respect to the Product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).

“Representatives” means, in respect of a Party, any Affiliates and/or any directors, officers, employees, agents, contractors and/or advisors (including financial advisors, counsels, consultants and accountants) of such Party or any of its Affiliates.

“Retained Liabilities” shall have the meaning set forth in Section 2.5.

“Roche” means, collectively, F. Hoffmann-La Roche Ltd and Genentech, Inc. (“Genentech”).

“Roche Collaboration Agreement” means the Collaboration Agreement by and between Seller and Roche dated as of July 13, 2020.

[***]

“ROW Territory” means worldwide, excluding the Territory and the CStone Territory.

“Royalty Payments” shall have the meaning set forth in Section 3.2(d)(i).

“Royalty Reduction Trigger” shall have the meaning set forth in Section 3.2(d)(iv)(3).

“Royalty Report” shall have the meaning set forth in Section 3.2(d)(iii).

“Royalty Term” shall have the meaning set forth in Section 3.2(d)(ii).

“Sales Milestone Event” shall have the meaning set forth in Section 3.2(a)(ii).

“Seller” shall have the meaning set forth in the preamble.

“Seller Financing Agreement” means that certain Financing Agreement, dated as of June 30, 2022, by and among Seller, certain subsidiaries of Seller as guarantors, the lenders from time to time party thereto and Tao Talents, LLC, as administrative agent.

“Seller Fundamental Representation” means the representations and warranties of Seller set forth in [***].

“Seller Indemnified Party” shall have the meaning set forth in Section 10.3(b).

“Seller Intellectual Property” means any Excluded Intellectual Property that [***]. The patents within the Seller Intellectual Property existing as of the Closing Date are set forth in Section 1.1 of the Disclosure Schedule. Notwithstanding anything to the contrary herein, the Seller Intellectual Property shall exclude [***].

“Solvent”, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person on a going concern basis will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities” as of such date, as such quoted terms are generally determined in accordance with applicable United States federal laws governing determinations of the insolvency of debtors and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, each of the phrases “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

“Subsidiary” means an entity as to which Seller or Purchaser or any other relevant entity, as the case may be, owns directly or indirectly fifty percent (50%) or more of the voting power or other similar interests. Any Person which comes within this definition as of the date of this Agreement but thereafter fails to meet such definition shall from and after such time not be deemed to be a Subsidiary of Seller or Purchaser or any other relevant entity, as the case may be. Similarly, any Person which does not come within such definition as of the date of this Agreement but which thereafter meets such definition shall from and after such time be deemed to be a Subsidiary of Seller or Purchaser or any other relevant entity, as the case may be.

“Tax” or “Taxes” means all taxes, including income, excise, property, ad valorem, sales or use, value added, profits, license, withholding, payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes imposed by any Taxing Authority, together with any interest, penalties and additions to tax attributable thereto.

“Tax Return” or “Tax Returns” means any return, report, declaration, information return, statement or other document filed or required to be filed with any Taxing Authority, in connection with the determination, assessment or collection of any Tax.

“Taxing Authority” means any Governmental Authority exercising any authority to impose, regulate or administer the imposition of Taxes.

“Territory” means the United States.

“Third Party” means any Person who is not a Party. “Third Party” shall not include any Affiliate of a Party, except where the context otherwise requires.

“Transaction” shall have the meaning set forth in the Recitals.

“Transfer of Booking of Sales” means the point in time at which the First Commercial Sale occurs.

“Transfer Taxes” means any sales, use, excise, transfer, value added, conveyance, documentary transfer, stamp, recording, registration or other similar Tax (including any notarial fee) imposed in connection with, or otherwise relating to, the transactions contemplated by this Agreement or the recording of any sale, transfer or assignment of property (or any interest therein) effected pursuant to this Agreement.

“Transferred Books and Records” means, subject to Section 2.3, all current and historical books, and records owned by Seller or its Affiliates, in whatever form kept, including electronic form, exclusively related to the Product in the Territory or primarily related to the Product in the Territory and reasonably necessary for the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product in the Territory, including but not limited to all technological, scientific, chemical, biological, pharmacological, toxicological and regulatory material and information primarily related to the Product in the Territory or otherwise reasonably necessary for the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product, including records related to past price increases (exclusively with respect to the Product in the Territory) and records that are exclusively related to the Product in the Territory and are necessary or useful for Purchaser in its compliance with the Inflation Reduction Act; provided, however, that the Transferred Books and Records shall not include (a) invoices and government claims, (b) books or records that are subject to restrictions on transfer pursuant to applicable Law regarding personally identifiable information or subject to privacy policies regarding personally identifiable information, (c) Tax Returns of Seller or its Affiliates (or their respective beneficial owners) or any Tax-related documentation or records, other than any Tax documentation or records exclusively related to the Business, (d) personnel files for employees of Seller or its Affiliates or (e) any records relating to the negotiation and consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements, including (i) communications with Third Parties and analyses relating to such transactions and (ii) communications with legal counsel representing Seller or any of its Affiliates or their respective licensees. For clarity “Transferred Books and Records” shall not include “Product Data” or “Regulatory Data”.

“Transferred Domain Names” means the internet domain names that are listed on Section 5.10(a) of the Disclosure Schedule.

“Transferred Intellectual Property” means, collectively, (a) the Transferred Domain Names, the Transferred Know-How, Transferred Marks, the Transferred Patents, and Transferred Regulatory Data, and (b) all copyrights in the Territory owned by Seller that are solely related to the Product, RET inhibitor compounds claimed or covered by the Transferred Patents.

“Transferred Know-How” means all information, inventions (whether patentable or not), know-how and data owned by Seller and/or its Affiliates and relating exclusively to the Product in the Territory, including, scientific and regulatory know-how, instructions, trade secrets, processes, formulae, product specifications, finished goods analytical test methods, stability data, Manufacturing and quality control data for finished products, but excluding any information, know-how, data and/or other above-referred assets which relate to Excluded Assets.

“Transferred Marks” means the marks that are listed on Section 5.10(a) of the Disclosure Schedule.

“Transferred Patents” means the patent registrations and applications listed on Section 5.10(a) of the Disclosure Schedule.

“Transferred Regulatory Data” means all Regulatory Data owned by Seller and/or its Affiliates for the Product in the Territory.

“Transferred Regulatory Filings and Approvals” means the Regulatory Filings and the Regulatory Approvals listed on Section 2.1(f) of the Disclosure Schedule.

“Transition Agreement” shall have the meaning set forth in Section 4.1(b)(v).

“Upfront Purchase Price” means Ten Million Dollars ($10,000,000).

“Valid Claim” means, with respect to a particular country, a claim of (a) an issued and unexpired patent (or a supplementary protection certificate or foreign equivalent thereof) that has not (i) irretrievably lapsed or been abandoned, permanently revoked, dedicated to the public or disclaimed or (ii) been held invalid, unenforceable or not patentable by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, which holding, finding or decision is final and unappealable or unappealed within the time allowed for appeal or (b) a pending patent application, which claim has not been abandoned or finally disallowed without the possibility of appeal; provided that, if a pending patent application has been pending for longer than [***] from the date of filing of the initial priority application, then such corresponding claim in such pending patent application will not be deemed to be a Valid Claim; provided that, if a claim ceases to be a Valid Claim by reason of the foregoing subclause (b), then such claim will again be deemed a Valid Claim in the event such claim subsequently issues prior to the end of the Royalty Term in such country.

Section 1.2Other Definitional Provisions.

(a)The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)The terms “dollars” and “$” shall mean United States of America dollars.

(d)The term “including” shall mean “including, without limitation.”

(e)When a reference is made in this Agreement to an Article, a Section, an Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

Article II

PURCHASE AND SALE; LICENSES
Section 2.1Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth herein and subject to Section 2.2, at the Closing, Seller shall sell, convey, assign and transfer to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, free and clear of all Liens, other than Permitted Encumbrances, all of Seller’s right, title and interest in those assets described in the following clauses (a) through (j) (the “Purchased Assets”):
(a)all contracts and licenses set forth on Section 2.1(a) of the Disclosure Schedule (collectively, the “Assumed Contracts”), and any causes of action, lawsuits, judgments, claims or demands with respect to such Assumed Contracts;
(b)the Transferred Intellectual Property and the Transferred Regulatory Data, but, for clarity, excluding the Excluded Intellectual Property;
(c)the Product Data;
(d)the Product Registrations set forth on Section 2.1(d) of the Disclosure Schedule;
(e)the Transferred Books and Records including, but not limited to, those set forth on Section 2.1(e) of the Disclosure Schedule;
(f)all governmental licenses, registrations, listings, permits, consents or other governmental authorizations of Seller or its Affiliates that are primarily related to the Product in the Territory, including the Transferred Regulatory Filings and Approvals, except those governmental licenses, registrations, listings, permits, consents or other governmental authorizations set forth on Section 2.1(f) of the Disclosure Schedule because the transfer thereof would violate or would not be permitted or effective under applicable Law or the terms of such license or such license is otherwise not transferable;

(g)all rights of Seller under any confidentiality, non-competition, nondisclosure, assignment of invention or proprietary rights or similar agreements, in each case, solely to the extent exclusively related to the Purchased Assets or the Product in the Territory;
(h)any accounts receivable of Seller or any of its Affiliates, and other rights to receive payment directly allocable to the sale of the Product in the Territory on or after the Closing Date (“Included Accounts Receivable”);
(i)all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors, in each case, solely to the extent relating to Product sold, or services provided, to Seller related to the Territory or to the extent affecting any Purchased Asset; and
(j)[***].

Notwithstanding anything to the contrary in this Agreement, the Purchased Assets shall not include any Excluded Assets.

Section 2.2Consents.
(a)Notwithstanding any other provision of this Agreement and other than with respect to the Seller Financing Agreement and the consent of any Third Party required for the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product, this Agreement does not constitute an agreement to sell, convey, assign, assume, transfer or deliver any interest in any Purchased Asset if an attempted direct or indirect assignment thereof, or agreement to sell, convey, assign, assume, transfer or deliver, without the consent of any Third Party, would constitute a breach or other contravention of the rights of such Third Party under an Assumed Contract (each such Purchased Asset, a “Non-Assignable Right”). If any direct or indirect transfer or assignment or agreement to do so by Seller to, or any direct or indirect assumption by Purchaser of, any interest in, or liability, obligation or commitment under, any Purchased Asset requires the consent of a Third Party, then such transfer, assignment or assumption or agreement shall be made subject to such consent being obtained.
(b)If any such consent referred to in Section 2.2(a) is not obtained prior to the Closing Date (excluding with respect to any Governmental Authority or any Governmental Authorization), the Closing shall nonetheless take place, and notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, (a) this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of the applicable Non-Assignable Right until and unless such consent is obtained (at which point such Non-Assignable Right will be deemed to have been assigned or transferred under this Agreement on such date), and, if requested by Purchaser, Seller shall use commercially reasonable efforts to obtain such consent, and in any case as soon as possible after the Closing Date; and (b) upon delivery of Purchaser’s written election to Seller, (i) such Non-Assignable Right shall be considered an Excluded Asset and Purchaser shall have no Liability whatsoever with respect to any such Non-Assignable Right or any Liability with respect thereto (and any consent to transfer or assignment obtained thereafter shall have no effect) or (ii) Seller and Purchaser shall cooperate to obtain for Purchaser substantially all of the practical benefit and burden of such Non-Assignable Right, including by (A) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Purchaser and Seller, (B) subject to the consent and control of Purchaser, enforcement, at the cost and for the account of Purchaser, of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise and (C) continuing to comply with, and perform, any contractual obligations associated with such Non-Assignable Right. To the extent that Purchaser is provided the benefits and burdens of any Purchased Asset or right, benefit or obligation thereunder or resulting therefrom referred to herein (whether from Seller or otherwise) as if the appropriate consent had been obtained, at Purchaser’s option, Purchaser shall either (x) discharge and perform the Liabilities of Seller thereunder (other than any Liability arising in connection with a breach or violation by Seller of such Purchased Asset or any other applicable Contract, Governmental Authorization, Regulatory Approval or Law) or in connection therewith, as applicable, to the same extent as if the appropriate consent had been obtained or (y) such Purchased Asset shall not be considered to have been sold, conveyed, assigned, assumed, transferred or delivered pursuant to this Agreement.
(c)Notwithstanding anything to the contrary set forth in this Agreement, Purchaser agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached, and no condition to Purchaser’s obligations to close the transactions contemplated by this Agreement shall be deemed not satisfied, as a result of (i) the failure to obtain any such consent; or (ii) any Legal Proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination.
Section 2.3Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and Seller or its Affiliates shall retain all right, title and interest to, in and under the Excluded Assets. “Excluded Assets” means all assets, properties, interests and rights of Seller and its Affiliates other than the Purchased Assets, including each of the following assets:
(a)all right, title or interest to the Product outside of the Territory;
(b)any starting material, active pharmaceutical ingredient, intermediates, drug substance, or britestock or labeled drug product (with it being understood that Purchaser will purchase the inventory described in the Material Transfer Agreement directly from Seller on the terms set forth in the Material Transfer Agreement);
(c)the Excluded Contracts;
(d)all cash, cash equivalents, securities or negotiable instruments, bank deposits or similar cash items of Seller and its Affiliates;
(e)any accounts receivable of Seller or any of its Affiliates, and other rights to receive payment related to the sale of the Product (i) in the Territory prior to the Closing Date or (ii) anywhere in the world outside of the Territory at any time (collectively, the “Excluded Accounts Receivable”);
(f)all books and records relating to (i) the Product and the Purchased Assets that are required to be maintained by Seller itself or its Affiliate under applicable Laws or (ii) the Product anywhere in the world outside of the Territory, in each case other than the Transferred Books and Records; provided that Seller shall deliver to Purchaser copies of any such other books and records relating to the Product in the Territory and the Purchased Assets upon the reasonable request of Purchaser to the extent permitted by applicable Laws and consistent with Section 7.11(b);
(g)all Intellectual Property of Seller and its Affiliates that is not Transferred Intellectual Property (collectively, the “Excluded Intellectual Property”);
(h)any documents or other materials related to the Product containing trademarks, service marks, logos or tradenames owned or controlled by Roche or CStone;
(i)all insurance policies or rights to proceeds thereof relating to the Purchased Assets or the Product;
(j)any rights, claims or causes of action of Seller or any of its Affiliates against Third Parties in connection with the Purchased Assets or the Product arising out of (i) events in the Territory occurring on or prior to the Closing Date or (ii) events solely outside of the Territory;
(k)all Tax Returns and financial statements of Seller and its Affiliates and all books and records (including working papers) related thereto;
(l)all refunds for Taxes or other Tax assets (i) of Seller and its Affiliates, or
(i)relating to the Purchased Assets or the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product with respect to a Pre-Closing Tax Period;

(m)all of Seller’s or any of its Affiliates’ causes of action, claims, credits, demands or rights of set-off against Third Parties, to the extent related exclusively to any Excluded Asset;
(n)all rights that accrue to Seller and its Affiliates under this Agreement and the Ancillary Agreements;
(o)any real or personal property other than personal property expressly referred to in Section 2.1;
(p)all Product Registrations except for those set forth on Section 2.1(d) of the Disclosure Schedule, and except for the marketing applications covering the Purchased Assets and governmental licenses, permits or other governmental authorizations of Seller or its Affiliates that are exclusively related to the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product in the Territory; and
(q)those assets listed on Section 2.3(q) of the Disclosure Schedule;
Section 2.4Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall assume, and agrees to pay, perform, satisfy and discharge when due, the following Liabilities (the “Assumed Liabilities”):
(a)any Liability arising from and after the Closing Date arising out of or otherwise in any way relating to the ownership, possession, use or operation of any of the Purchased Assets, or the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product in the Territory, in each case by Purchaser, any of its Affiliates or their respective Licensees or subcontractors [***];
(b)except as otherwise provided in this Agreement, all Liabilities in respect of any Legal Proceeding (whether class, individual or otherwise in nature, in law or in equity) that is commenced on or after the Closing Date, to the extent (i) first arising or accruing after the Closing Date and (ii) [***];
(c)all Liabilities for Taxes relating to the Purchased Assets or the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product in the Territory that are attributable to a Post-Closing Tax Period and [***] of all Transfer Taxes;
(d)except as otherwise provided in this Agreement, all Liabilities arising out of, relating to, resulting from, or in connection with the performance by Purchaser Group of the Assumed Contracts, in each case arising in respect of periods or occurrences subsequent to the Closing Date; and
(e)any and all other Liabilities arising after the Closing Date relating to the Purchased Assets and the Product in the Territory that are not Retained Liabilities, including to any Governmental Authority and fees arising from or related to any Transferred Intellectual Property.
Section 2.5Retained Liabilities. Notwithstanding any provision in this Agreement, Seller shall retain and be responsible for, and Purchaser shall not assume or be liable for, the following liabilities (the “Retained Liabilities”):
(a)all Liabilities in respect of any Legal Proceeding (whether class, individual or otherwise in nature, in law or in equity), arising out of or to the extent relating to or otherwise in any way relating to the ownership, possession, use or operation of any of the Purchased Assets or the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product [***] prior to the Closing Date solely to the extent not arising out of or accruing as a result of any facts or occurrences arising after the Closing as a result of Purchaser’s activities Exploiting the Licensed Product, including any failure to perform or other breach, default or violation by Purchaser or any of its Affiliates after the Closing;
(b)all Liabilities for accounts payable, accrued expenses and similar items to the extent that they arise or are incurred prior to the Closing Date (even if such Liabilities are invoiced after the Closing);

(c)all Liabilities of Seller to the extent related to the Excluded Assets;
(d)all Liabilities for Taxes relating to the Purchased Assets for a Pre-Closing Tax Period;
(e)[***]; and
(f)[***].
Section 2.6License Grants; Right of Reference.
(a)Licenses and Sublicenses to Purchaser Under Excluded Intellectual Property.
(i)License Grant. Effective as of the Closing, Seller hereby grants Purchaser (A) an exclusive, royalty-free, fully paid-up, perpetual and irrevocable [***], transferrable, sublicensable (through multiple tiers) license under the Seller Intellectual Property (other than trademarks, service marks, logos or tradenames) Controlled by Seller to Exploit the Licensed Products in the Field in the Territory, subject to the remainder of this Section 2.6(a), and (B) a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable (except in the event of Purchaser’s material breach of this Agreement), transferrable, sublicensable (through multiple tiers) license under the Seller Intellectual Property (other than trademarks, service marks, logos or tradenames) Controlled by Seller to Manufacture or have Manufactured the Licensed Products in the ROW Territory for (x) Exploitation in the Territory and [***].
(ii)Sublicense under Roche Collaboration Agreement. Seller hereby grants to Purchaser an exclusive, royalty-free, fully paid-up, perpetual and irrevocable [***], transferable sublicense under the Roche Technology (as defined in the Roche Collaboration Agreement) to Exploit (as defined in the Roche Collaboration Agreement) the Lead Product (as defined in the Roche Collaboration Agreement) in the Territory (for clarity, as defined in this Agreement). For clarity, no licenses are granted with respect to a Roche Other Component (as defined in the Roche Collaboration Agreement).
(iii)Retained Rights of Seller. Seller hereby retains the right to, under the Seller Intellectual Property and the Roche Technology (as defined in the Roche Collaboration Agreement), itself or through its Affiliates, (sub)licensees or subcontractors, (A) Manufacture Licensed Products anywhere in the world for (i) Exploitation by Purchaser, its Affiliates and their respective Licensees or subcontractors in the Territory, and (ii) Exploitation by Seller, its Affiliates, and their respective (sub)licensees anywhere in the world outside of the Territory, or the Territory to perform activities under the Transition Agreement [***], (B) [***], and (C) perform its and Roche’s obligations under this Agreement, the Transition Agreement, [***], and the CStone Agreements, either itself or through its Affiliates, (sub)licensees (including without limitation, Roche) or subcontractors, including for purposes of performing activities under the Ancillary Agreements or a global safety data exchange agreement related to Licensed Products.
(iv)Combination Products. Notwithstanding anything to the contrary in this Agreement, for purposes of the license grant under this Section 2.6(a), with respect to any Licensed Product that is a Combination Product, such license will only include a license with respect to the Compound component of such Combination Product.
(v)Seller Intellectual Property. [***].
(b)Licenses to Seller Under Transferred Intellectual Property. Effective as of the Closing, Purchaser hereby grants to Seller:
(i)A non-exclusive, royalty-free, fully paid-up, transferrable, perpetual, irrevocable [***], sublicensable (through multiple tiers) license under the Transferred Intellectual Property to, either itself or through its Affiliates, (sub)licensees (including without limitation, Roche) or subcontractors, (A) perform its and Roche’s obligations under this Agreement, the Transition Agreement,

[***], and the CStone Agreements, including for purposes of performing activities under the Ancillary Agreements or a global safety data exchange agreement related to Licensed Products, and [***];
(ii)An exclusive, royalty-free, fully paid-up, perpetual and irrevocable [***], transferrable, sublicensable (through multiple tiers) license under the Transferred Intellectual Property to Exploit Licensed Products in the Field anywhere in the world outside the Territory; and
(iii)a non-exclusive, royalty-free, fully paid-up, perpetual and irrevocable [***], transferrable, sublicensable (through multiple tiers) license under the Transferred Intellectual Property to Manufacture, either itself or through its Affiliates, (sub)licensees (including without limitation, Roche) or subcontractors, Licensed Products anywhere in the world for:
(1)Exploitation by Purchaser, its Affiliates and their respective Licensees or subcontractors in the Territory, and
(2)Exploitation by Seller, its Affiliates, and their respective (sub)licensees anywhere in the world outside of the Territory, or in the Territory to perform activities under the Transition Agreement [***].
(iv)Right of Reference to Seller. In connection with the licenses granted by Purchaser to Seller pursuant to Section 2.6(a)(ii), effective as of the Closing, Purchaser hereby grants Seller, its Affiliates and their respective (sub)licensees or subcontractors a perpetual, irrevocable, sublicensable (through multiple tiers) and transferrable right of reference to any Regulatory Filings and Approvals for the Product in the Territory and all data and other know-how included or referenced therein in support of any such Transferred Regulatory Filings and Approvals, specifically including Transferred Regulatory Data and patient registries (and any data and other know-how therein) for the Product in the Territory, which Regulatory Filings, Regulatory Approvals, data and other information is Controlled by Purchaser or any of its Affiliates, solely for the purpose of Seller, its Affiliates, and their respective (sub)licensees or subcontractors (i) Manufacturing the Licensed Product anywhere in the world for (A) for Exploitation by Purchaser, its Affiliates and their respective (sub)licensees or subcontractors in the Territory and (B) for Exploitation by Seller, its Affiliates and their respective (sub)licensees or subcontractors anywhere in the world outside of the Territory (including, without limitation, on behalf of CStone and Roche and their respective Third Party contract research organizations, contract manufacturing organizations, distributors and other sublicensees and subcontractors), (ii) Exploiting the Products anywhere in the world outside of the Territory or in the Territory to perform activities under the Transition Agreement [***], (iii) [***], and (iv) performing its and Roche’s obligations under this Agreement, the Transition Agreement, [***] and the CStone Agreements, including for purposes of performing activities under the Ancillary Agreements or a global safety data exchange agreement related to Licensed Products. Purchaser shall provide to Seller access to any reasonably required Purchaser know-how to facilitate Seller’s use of the Regulatory Filings and Regulatory Approvals as provided in this Section 2.6(b)(iv). Purchaser shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such reasonable acts and things, as may be necessary under, or as the Seller may reasonably request, to effectuate the rights of reference contemplated in this Section 2.6(b)(iv).
(c)Patent Coordination Team. The Parties shall form a patent coordination team (the “Patent Coordination Team”) within [***] after the Closing Date. The Patent Coordination Team shall meet as it deems necessary but no less than [***]. Purchaser will organize such meetings. Through the Patent Coordination Team, (i) each Party shall regularly provide the other Party with copies of all material matters relating to the preparation, filing, prosecution and maintenance of patents Covering the Product [***] (ii) consult with each other on patent strategy for (A) filing, prosecuting, maintaining, and enforcing patents that Cover the Product (including providing all draft submissions, applications, and correspondence with any applicable patent office in sufficient time to allow for review and comment, and providing a list of filing deadlines at least [***] prior to any filing deadline) and (B) defending against patent challenges specifically related to the Product, (iii) review Seller, Purchaser, and CStone publications related to the Product at least [***] prior to the date of submission for publication or of public disclosure, and (iv) consider [***] and incorporate where appropriate the other Party’s comments related thereto, provided that the publishing Party shall retain the sole authority to submit the proposed publication. [***] Purchaser shall, at Seller’s request, allow a non-member representative(s) designated by CStone to participate in the discussions and meetings of the Patent Coordination Team to the extent such matters may affect the prosecution and maintenance of the patents in the CStone Territory. Each Party shall bear its own costs and expenses it may incur in connection with its review and consultation concerning any such patents.
(d)Abandonment. If Seller intends to abandon patent applications for any patent within the Seller Intellectual Property outside of the Territory [***].
(e)Negative Covenant. Each Party covenants that it shall not use or practice any of the other Party’s Intellectual Property rights licensed to it under this Article II in a manner that would constitute infringement or misappropriation of such Intellectual Property rights except for the purposes expressly permitted in the applicable license grant. [***].
(f)No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license, express or implied, under its Intellectual Property right.
(g)Bankruptcy Code § 365(n) Election. All rights and licenses now or hereafter granted under or pursuant to this Agreement, are rights to “Intellectual Property” (as defined in Section 101(35A) of Title 11 of the United States Code (such Title 11, the “Bankruptcy Code”)). Each Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code. In the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code (the “Insolvent Party”), the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property licensed to it under this Agreement and all embodiments of such Intellectual Property (including all information related to such Intellectual Property and rights of reference with respect to Regulatory Filings and Regulatory Approvals), and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon its written request therefore, unless the Insolvent Party continues to perform all of its obligations under this Agreement, or (b) if not delivered or granted under clause (a) above, upon rejection of this Agreement by or on behalf of the Insolvent Party upon written request therefore by the other Party. The Insolvent Party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) agrees not to interfere with the exercise by other Party or its Affiliates of its rights and licenses to such Intellectual Property and such embodiments of Intellectual Property in accordance with this Agreement, and agrees to assist the other Party and its Affiliates in obtaining such Intellectual Property and such embodiments of Intellectual Property in the possession or control of Third Parties as reasonably necessary or desirable for the other Party to exercise such rights and licenses in accordance with this Agreement. The Parties hereto acknowledge and agree that all payments by Purchaser to Seller under this Agreement, other than royalty payments pursuant to Section 3.2(b), do not constitute royalties within the meaning of Bankruptcy Code § 365(n) or relate to licenses of Intellectual Property under this Agreement. The foregoing provisions are without prejudice to any rights the Parties may have arising under the Bankruptcy Code or other applicable Laws.
(h)Covenant.
(i)Seller shall not, and shall cause its Affiliates and (sub)licensees not to, Exploit (itself or through any Third Party) or enable any Third Party to Exploit, [***]. Notwithstanding the foregoing, in the case of a Change of Control of Seller, this Section 2.6(g)  shall not to apply to the acquirer or successor entity in such Change of Control.
(ii)[***].

Article III

CONSIDERATION
Section 3.1Purchase Price.
(a)Upon the terms and subject to the conditions of this Agreement, in consideration of the sale, transfer and assignment of the Purchased Assets, and the assumption and satisfaction of the Assumed Liabilities, the Purchaser shall pay the Purchase Price. Purchaser shall deliver or cause to be delivered the Purchase Price to Seller as follows:
(i)The Upfront Purchase Price shall be due and payable by Purchaser to Seller on [***] after the Transfer of Booking of Sales; and
(ii)The Delayed Purchase Price shall be due and payable by Purchaser to Seller on the first (1st) anniversary of the Closing Date [***].
(b)Payment of the Upfront Purchase Price shall be made by wire transfer of immediately available funds to such bank account of Seller as shall have been notified in writing to Purchaser by Seller no less than [***] in advance of the anticipated date of the Transfer of Booking of Sales. Payment of the Delayed Purchase Price shall be made by wire transfer of immediately available funds to such bank account of Seller as shall have been notified in writing to Purchaser by Seller no less than [***] in advance of the date specified by Section 3.1(a)(ii).
(c)The Parties agree that the Purchase Price shall be allocated, in accordance with Section 1060 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, among the Purchased Assets and Assumed Liabilities in a manner consistent with [***] of the Purchase Price being allocated to Class VI assets. Both Parties shall report the transaction consistent with such allocation and shall not take a position contrary thereto for income Tax purposes unless required by applicable Law.
Section 3.2Additional Consideration. As additional consideration for the sale, transfer and assignment of the Purchased Assets, and the assumption and satisfaction of the Assumed Liabilities, Purchaser shall make Milestone Payments and payments for royalties on Net Sales of the Licensed Product on the terms and subject to the conditions set forth in this Section 3.2.
(a)Milestone Payments.
(i)Development Milestone. If, at any time after the Closing Date until the [***] anniversary thereof, a Development Milestone Event is achieved, then Purchaser will pay Seller the corresponding payment described in the table below (each, a “Development Milestone Payment”) within [***] following achievement of such Development Milestone Event to occur. “Development Milestone Event” shall mean each of the events described in the table below.
Development Milestone Event		Development Milestone Payment
1	[***]	[***]
2	[***]	[***]

(ii)[***] Sales Milestones. At any time after the Closing until the [***] anniversary of the Closing Date, Purchaser shall pay to Seller the following irrevocable, nonrefundable, non-creditable, one-time milestone payments (each, a “Sales Milestone Payment” and together with the Development Milestone Payments, the “Milestone Payments”) for each Calendar Year during the Royalty Term in which the aggregate Net Sales of all Payment Products by Purchaser, its Affiliates and Licensees in the Territory achieves the sales threshold set forth in the table and subsequent paragraph below corresponding to such Sales Milestone Payment (each, a “Sales Milestone Event” and together with Development Milestone Events, the “Milestone Events”):

Upon the first achievement of Calendar Year cumulative annual Net Sales of all Payment Products in the Territory		Milestone Payment
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
5	[***]	[***]

(iii)Within [***] after Purchaser becomes aware that a Milestone Event was achieved, Purchaser will notify Seller thereof in writing, including identifying the event and the date of its achievement. Purchaser shall make the corresponding Milestone Payment to Seller within [***] following the date of the achievement of the applicable Milestone Event. Each Milestone Payment will be payable only one time and only upon the first achievement of the applicable Milestone Event for Net Sales of the Payment Products in the Territory, and no amounts would be due for repeated achievements. For clarity, more than one (1) Milestone Event may occur in a single Calendar Year. [***] The Milestone Events are intended to be sequential, such that satisfaction of any later stage Milestone Event by the Payment Products shall be deemed to have satisfied all earlier stage Milestone Events for Payment Products (to the extent not previously satisfied).
(b)Divestitures. If at any time after the Closing until the payment in full of all Milestone Payments, (i) Purchaser undergoes a Change of Control transaction, or (ii) Purchaser Divests to a Third Party or any Affiliate any Licensed Product and its associated Intellectual Property, the definitive agreement for such Purchaser Change of Control or Divestiture shall provide for the acquirer or successor entity in such Purchaser Change of Control or Divestiture to assume the obligations of Purchaser set forth in Section 2.6(h) and this ARTICLE III.
(c)Flash Reports. Within [***] after the end of each Calendar Quarter, beginning with the Calendar Quarter in which the First Commercial Sale occurs, Purchaser shall provide Seller with a flash report providing Purchaser’s good faith estimate of the Royalty Payment due to Seller in respect such Calendar Quarter (expressed in U.S. dollars) and which, if any, Milestone Event occurred during such Calendar Quarter.
(d)Royalty Payments and Royalty Reports.
(i)Royalty Payments. During the applicable Royalty Term, Purchaser will pay to Seller royalties (“Royalty Payments”) based on the aggregated Net Sales of all Payment Products (whether by Purchaser, its Affiliates or Licensees) at the rates set forth in the table below:
Calendar Year Cumulative Annual Net Sales of all Payment Products in the Territory	Royalty (% of Net Sales)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(ii)Royalty Term. On a Payment Product-by-Payment Product basis, Royalty Payments will be due under this Section 3.2(b) during the period commencing on the First Commercial Sale and ending [***] (such period for such Payment Product, the “Royalty Term”).

(iii)Royalty Payments; Royalty Reports. Commencing with the Calendar Quarter in which the First Commercial Sale occurs, Purchaser (a) will pay to Seller the Royalty Payments within [***] after the end of each Calendar Quarter, and (b) will provide to Seller concurrently with such Royalty Payment a written report setting forth, on a Payment Product-by-Payment Product basis, (i) the amount of Net Sales during such Calendar Quarter; (ii) the applicable royalty rates after applying any permitted deductions pursuant to Section 3.2(d)(i) and (iii) a calculation of the royalties due to Seller for such Calendar Quarter (the “Royalty Report”).
(iv)Royalty Payment Reductions.
(1)[***]. Subject to Section 3.2(d)(iv)(4), Purchaser will be entitled to deduct from Royalty Payments otherwise payable to Seller on Net Sales of Payment Products by an amount equal to [***] of any [***] actually paid by Purchaser or any of its Affiliates or Licensees [***] applicable to such Payment Product in the Territory, up to a maximum reduction under this Section 3.2(d)(iv)(1) of [***] of the Royalty Payments otherwise owed to Seller hereunder for the applicable Calendar Quarter for such Payment [***].
(2)No Exclusivity. Subject to Section 3.2(d)(iv)(4), if at any time during the Royalty Term a Payment Product is sold in the Territory by Purchaser or an Affiliate or Licensee and such Payment Product at the time of such sale:
(A)is not Covered by a Valid Claim within the Transferred Patents, but is within any applicable regulatory exclusivity period, then the applicable royalty in effect with respect to such sale of the Payment Product as specified in Section 3.2(d)(i) will be reduced by [***]; or
(B)is not Covered by a Valid Claim within the Transferred Patents and is not within any applicable regulatory exclusivity period, then, the applicable royalty in effect with respect to such sale of the Payment Product as specified in Section 3.2(d)(i) will be reduced by [***].
(3)[***]. Subject to Section 3.2(d)(iv)(4), on a Payment Product-by-Payment Product basis, if during any Calendar Quarter, there is [***].
(4)Maximum Aggregate Reduction. On a Payment Product-by-Payment Product basis, the maximum aggregate of all reductions under Section 3.2(d)(iv)(1)-(3) will reduce the amount of royalties owed to Seller with respect to such Payment Product hereunder in any given [***] by no more than [***] from the amounts otherwise due to Seller hereunder in such [***].
(e)Milestone and Royalty Obligations. Purchaser shall use (and shall cause its Affiliates and Licensees to use) Commercially Reasonable Efforts to achieve the Milestone Events and commercialize at least [***]. Purchaser shall (and shall cause its Affiliates and Licensees to) not take any action with the intent of not achieving any Milestone Event. For the purposes of this Section 3.2(e), “Commercially Reasonable Efforts” means, with respect to the performance of an obligation under this Agreement, [***].
(f)Currency of Payments; Payments. All amounts payable and calculations under this Agreement will be in dollars. As applicable, Net Sales and any royalty reductions will be translated into dollars using the average of the applicable daily exchange rates published in The Wall Street Journal (or any other qualified source that is acceptable to both Parties) for [***]. All payments due to Purchaser under this Agreement will be paid in Dollars by bank wire transfer of immediately available funds.
(g)Interest on Overdue Payments. Interest will be payable on any payments that are not paid on or before [***] after the date such payments are due under this Agreement at a rate per annum equal to the lesser of (a) [***] the prime rate as reported in The Wall Street Journal, Eastern Edition on the first day of each in which such payments are overdue or (b) the highest rate allowed by applicable Law, as applicable and commencing on the date such payments are due and ending when paid.
(h)Reporting Obligations. Until the earlier of (i) the [***] anniversary of the Closing Date or (ii) such time as all of the applicable Milestone Payments and royalties have been paid, Purchaser shall provide to Seller [***] written report [***] with respect to (A) commercialization of the Licensed Products and (B) progress towards and achievement of the Milestone Events during the [***]. Purchaser shall keep data and records in accordance with its customary internal practices concerning the activity and progress related to the Licensed Products.
(i)Records and Audit. For as long as Milestone Events or royalty payments are outstanding, Purchaser shall keep, and shall cause its Affiliates and its and their Licensees that sell the Licensed Products to keep, records that are necessary to ascertain the payments due hereunder. Such records shall be kept for such period of time required by applicable Laws, but no [***] following the end of the Calendar Quarter to which they pertain. For as long as Milestone Events or royalty payments are outstanding, Seller shall not more than [***] have the right to have an external independent registered public accounting firm of Purchaser’s choosing inspect Purchaser’s records for the purpose of determining the accuracy of Milestone Payments or royalty payments for a period covering not [***] following the Calendar Quarter to which they pertain. [***]. Such auditors shall keep confidential any information obtained during such inspection and shall report to Seller and Purchaser only the amounts of payments due and payable. Such audits may be exercised during normal business hours upon reasonable prior written notice to Purchaser. Seller shall bear the full cost of such audit unless such audit discloses Purchaser’s failure to make a Milestone Payment or an underpayment of greater than [***] of royalty payments otherwise due under this Agreement, in which case, Purchaser shall bear the cost of such audit and shall remit to Seller, in accordance with this Agreement, the outstanding payment within [***] of the date the auditors’ written report is received. Any underpayment by Purchaser revealed by an audit shall be paid to Seller, within [***] of the date the auditors’ written report is delivered.
(j)Tax Treatment. For U.S. federal and applicable state and local income tax purposes, the Parties intend that the Milestone Payments and Royalty Payments shall be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code (subject to imputation of interest under Section 483 or Section 1274 of the Code, as applicable).
Article IV

CLOSING
Section 4.1Closing. The Closing shall take place remotely [***] on the date of this Agreement. The date on which the Closing occurs is called the “Closing Date.” Unless the Parties hereto agree otherwise, the Closing shall be deemed to occur and be effective as of the time first set forth in this section. With respect to the wire transfer specified in Section 4.1(c), Seller shall provide Purchaser wire transfer instructions in writing for such account(s) at least [***] prior to the Closing Date. All matters at the Closing will be considered to take place simultaneously, and no delivery of any documents required to be completed at or in connection with the Closing will be deemed completed until all transactions and deliveries of documents required by this Agreement to be completed at or in connection with the Closing are completed. All documents delivered electronically in connection with the closing shall be deemed to be originals.
(a)Upon the occurrence of the Closing, Seller hereby assigns to Purchaser all of Seller’s right title and interest in, to and under the Purchased Assets.
(b)At or prior to the Closing, Seller shall deliver or cause to be delivered to Purchaser the following instruments and documents, in each case in a form reasonably acceptable to Purchaser:
(i)counterpart of the bill of sale and assumption agreement substantially in the form attached hereto as Exhibit A executed by Seller (the “Bill of Sale and Assignment and Assumption Agreement”), executed by Seller;
(ii)evidence, reasonably satisfactory to Purchaser, that the Seller has obtained all consents, approvals, filings, and releases required under the Seller Financing Agreement in order to (A) sell, transfer, assign, convey, and deliver to Purchaser the Purchased Assets free and clear of all Liens, (B) execute, delivery and perform the obligations under the Ancillary Agreements, and (C) consummate the transactions contemplated by this agreement;
(iii)a duly executed IRS Form W-9 from Seller;
(iv)counterpart of the intellectual property assignment agreement, substantially in the form attached hereto as Exhibit B (the “Intellectual Property Assignment Agreement”), executed by Seller;
(v)counterpart of the transition agreement in the form attached hereto as Exhibit D (the “Transition Agreement”) executed by Seller;
(vi)counterpart of the material transfer agreement in the form attached hereto as Exhibit E (the “Material Transfer Agreement”) executed by Seller; and
(vii)a certificate, executed by an executive officer on behalf of Seller, that the Roche Collaboration Agreement has been terminated [***].
(c)At or prior to the Closing, Purchaser shall deliver to Seller, the following:
(i)certificates of the Secretary or an Assistant Secretary of Purchaser and each Purchaser entity as to the resolutions adopted by the boards of directors of Purchaser or each Purchaser entity relating to the transactions contemplated hereby;
(ii)any federal, state, local or foreign Tax forms, certificates, instruments or other documents requested by Seller or otherwise required to be provided by Purchaser in connection with the consummation of the transactions contemplated by this Agreement;
(iii)counterpart of the Bill of Sale and Assignment and Assumption Agreement, executed by Purchaser;
(iv)counterpart of the Material Transfer Agreement, executed by Purchaser;
(v)counterpart of the Intellectual Property Assignment Agreement executed by Purchaser; and
(vi)counterpart of the Transition Agreement executed by Purchaser.
Section 4.2Additional Transfer Documents.
(a)In the event that, in addition to this Agreement or the Ancillary Agreements, other agreements, transfers, conveyances and other documents are required by Law in any applicable jurisdiction to effect the transfer of the Purchased Assets and the Assumed Liabilities (each, an “Additional Transfer Document”), Seller shall (and shall cause its Affiliates to) execute, and Purchaser shall (and shall cause its Affiliates to) execute such Additional Transfer Documents at Closing or as soon as practicable thereafter.
(b)To the extent that the provisions of an Additional Transfer Document are inconsistent with or additional to the provisions of this Agreement, the provisions of this Agreement shall prevail; and so far as permissible by Law, Seller and Purchaser shall procure that the provisions of the relevant Additional Transfer Document are adjusted, to the extent necessary to give effect to the provisions of this Agreement.
(c)Seller and Purchaser shall not (and shall procure that none of their Affiliates shall), bring any claim against the other Party or any of its Affiliates in respect of or based upon the Additional Transfer Documents. All such claims shall be brought and be subject to the provisions, rights and limitations as set out in this Agreement and no Person shall be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity under or pursuant to the terms of any of the Additional Transfer Documents.
Article V

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the disclosure schedule attached hereto as Exhibit C (the “Disclosure Schedule”), Seller hereby represents and warrants to Purchaser the following, in each case as of the date hereof:

Section 5.1Organization; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of its business as currently conducted makes such licensing or qualification necessary, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.2Title to Assets, Sufficiency. Seller owns, and has good, valid and marketable title to, the Purchased Assets, free and clear of any Liens (other than Permitted Encumbrances). Upon the sale, conveyance, transfer, assignment and delivery of the Purchased Assets in accordance with this Agreement, Purchaser will own, and acquire good, valid and marketable title to, the Purchased Assets, free and clear of any Liens (other than Permitted Encumbrances). Except as expressly set forth on Section 5.2 of the Disclosure Schedule, the Purchased Assets, when taken together with the rights and services conveyed and provided under the Ancillary Agreements, are sufficient for the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product in the Territory [***], Seller and their respective Affiliates and their respective licensees immediately prior to the date of this Agreement.
Section 5.3Authority; Binding Effect.
(a)Seller has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement and to perform its obligations hereunder and under each of the Ancillary Agreements to which it will be a party, and to consummate the transactions contemplated by this Agreement. The execution and delivery by Seller of this Agreement and each of the Ancillary Agreements to which it will be a party, and the performance by it of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite corporate action.
(b)This Agreement and each Ancillary Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Seller, in each case enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or Law).
Section 5.4No Conflicts. Neither execution, delivery and performance of this Agreement by Seller or of any of the Ancillary Agreements, nor the consummation by Seller of the transactions contemplated hereby or thereby (a) conflict with or violate any provision of the organizational documents of Seller; (b) create any Lien (other than a Permitted Encumbrance) upon any of the Purchased Assets; (c)conflict with, or result in the breach of, constitute a default under, result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Seller under, or to a loss of any benefit to which Seller is entitled under, any Contract to which Seller is a party or to which its assets are subject; and (d) assuming compliance with the matters set forth in Sections 5.5 and 6.5, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which Seller is subject; except, with respect to clauses (b)  through (d), for any violations, breaches, conflicts, defaults, terminations, cancellations or accelerations as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay or impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

Section 5.5Governmental Authorizations. The execution and delivery of this Agreement by Seller does not require any consent or approval of any Governmental Authority, except for (a) the consents or approvals set forth on Section 5.5 of the Disclosure Schedule, and (b) such consents or approvals for which a failure to obtain would not have a Material Adverse Effect or prevent or materially delay or impair the ability of the Seller to consummate the transactions contemplated by this Agreement.
Section 5.6Real Property. The Purchased Assets do not include any owned or leased real property.
Section 5.7No Litigation. [***] there is not, and has never been, a Legal Proceeding initiated or, to the Knowledge of Seller, threatened, before any Governmental Authority or arbitral body relating to the Purchased Assets, the Assumed Liabilities or the Product. There are no outstanding orders of any Governmental Authority or arbitral body affecting the Purchased Assets, the Assumed Liabilities or the Product, including any Legal Proceedings involving Healthcare Regulatory Laws. [***].
Section 5.8Compliance with Laws.
(a)Except with respect to Product Registrations (which are the subject of Section 5.9) and Taxes (which are the subject of Section 5.11):
(i)Seller is in material compliance with all Laws applicable to the Purchased Assets, including all Healthcare Regulatory Laws; and
(ii)Seller possesses all Governmental Authorizations necessary for the development and commercialization of the Product as it is currently conducted.
(b)Seller has not received any written notice from any Governmental Authority alleging any failure of the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product to comply with any applicable Law. Seller is in compliance in all material respects with all applicable Privacy Laws with respect to the Business and the Product. For the [***], there has been no unauthorized access to any Personal Information maintained by Seller related to the Business or the Product. Seller has not received written notice of any claim of any alleged violation of any Privacy Law with respect to the Business or the Product.
Section 5.9Product Registrations; Regulatory Compliance.
(a)Section 5.9(a) of the Disclosure Schedule sets forth, as of the date hereof, a list of all registrations, marketing authorizations and licenses held by Seller or any of its Affiliates that are necessary for the development, Manufacture or commercialization of the Product (the “Product Registrations”) in the Territory.
(b)Neither Seller nor any of its officers, directors, or employees has made a fraudulent statement or knowingly made an untrue statement of material fact to the FDA or any other Governmental Authority with respect to any Product or Product Registrations in the Territory, or failed to disclose a material fact required to be disclosed to any Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for any investigation by, and no such investigation has been instituted or threatened by the FDA or any other Governmental Authority with respect to the Product or any Product Registrations in the Territory.
(c)Neither Seller nor its officers, directors, employees, agents, or independent contractors that have performed or will perform activities in connection with the development, manufacturing or commercialization of the Product in the Territory has ever been, or is currently: (i) debarred under 21 U.S.C. § 335a or its equivalents; (ii) listed in the FDA’s Clinical Investigators – Disqualification Proceedings Database, including for restrictions; or (iii) convicted of a criminal offense that falls within the scope of 21 U.S.C. § 335a or its equivalents.
(d)Since [***], neither Seller nor its officers, directors, and employees have been convicted of or charged or threatened in writing with prosecution or, to the Knowledge of Seller, have been under investigation, by a Governmental Authority for any violation of a Healthcare Regulatory Law, including any Law applicable to a Federal Healthcare Program.
(e)Seller and its officers, directors, and employees have not been excluded, suspended, or debarred from participation, or are otherwise ineligible to participate in any Federal Health Care Program, any federal, state, or local government procurement or non-procurement program, or any other federal or state government program or activity under applicable Healthcare Regulatory Laws. Seller and its officers, directors, and employees have not been found to have committed any violation of the Law that is reasonably expected to serve as the basis for any such exclusion, suspension, debarment, or other ineligibility.
(f)Since [***], Seller has conducted,  [***], the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product in the Territory in compliance in all material respects with the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., and applicable regulations promulgated thereunder by the FDA (collectively, “FFDCA”), and such applicable Laws governing the development, Manufacture and commercialization of the Product. All studies, tests and preclinical and clinical trials of the Product conducted by Seller [***] are being (or if completed, have been) conducted in material compliance with applicable Laws and experimental protocols, procedures and controls pursuant to accepted professional scientific standards. Seller has not received any written notices from the FDA or other Governmental Authority alleging material noncompliance with applicable Laws or Product Registrations for the Product in the Territory.
(g)Notwithstanding any other provision of this Agreement, this Section 5.9 sets forth the sole and exclusive representations and warranties of Seller with respect to Product Registrations in the Territory and the regulatory matters described in this Section 5.9.
Section 5.10Intellectual Property; Performance of Transition.
(a)Section 5.10(a) of the Disclosure Schedule sets forth a true, complete and correct list, as of the date of this Agreement, of the Transferred Patents, Transferred Marks and Transferred Domain Names Controlled by Seller and its Affiliates and that are used in, held for use in or specifically related to the Business, including all patents made, conceived of or reduced to practice under the Roche Collaboration Agreement required to be assigned by Roche to Seller in the Territory under its terms.
(b)To the Knowledge of Seller, each item of Registered Intellectual Property is valid (or in the case of applications, applied for) and subsisting, all registration, maintenance and renewal fees due as of the Closing Date in connection with such Registered Intellectual Property have been paid, and all documents, recordations, and certificates in connection with such Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark, or other governmental entities in the Territory for the purposes of prosecuting and maintaining such Registered Intellectual Property and recording the Seller’s ownership interests therein.
(c)Except as set forth in Section 5.10(c) of the Disclosure Schedule, the Seller has (free and clear of any and all Liens) full title and ownership of all Transferred Intellectual Property.
(d)Section 5.10(d) of the Disclosure Schedule sets forth a true, complete and correct list, as of the date of this Agreement, of Assumed Contracts pursuant to which the Seller has (i) licensed or otherwise received rights under or in respect to any Intellectual Property rights owned by a Third Party that are necessary for the Exploitation of any Product in the Territory, or (ii) licensed or otherwise granted any rights to a Third Party under or with respect to any Transferred Intellectual Property.
(e)[***] (i) Seller has not received written notice alleging that the Exploitation of the Product infringes or misappropriates the Intellectual Property of any Person; (ii) to the Knowledge of Seller, there is no action or proceeding pending, nor any notice of any objection or claim asserted in writing by any Person, with respect to ownership of any Transferred Intellectual Property; (iii) all items of Transferred Intellectual Property set forth on Section 5.10(a) of the Disclosure Schedule are free and clear of any Liens; (iv) to the Knowledge of Seller, the Exploitation of the Product in the Territory in the manner conducted by the Seller, [***] Affiliates as of the date hereof does not infringe any issued patent of any Third Party; (v) to the Knowledge of Seller, no Person has infringed any patent within the Transferred Intellectual Property.
(f)Notwithstanding any other provision of this Agreement, this Section 5.10 sets forth the sole and exclusive representations and warranties of Seller with respect to Intellectual Property.
(g)As of the date hereof, the Roche Collaboration Agreement has been terminated and is no longer in force and effect other than the provisions that survive pursuant to Section 13.7 thereof [***].
(h)[***]
Section 5.11Taxes. Seller and its Affiliates (i) have filed (or caused to be filed) with the appropriate Taxing Authorities all material Tax Returns relating to the Purchased Assets required to be filed, (ii) have paid (or caused to be paid) all material Taxes relating to the Purchased Assets whether or not shown as due on such Tax Returns and (iii) all such Tax Returns are true and complete in all material respects.
Section 5.12Assumed Contracts. Each of the Assumed Contracts is in full force and effect and constitutes a legal, valid and binding agreement of Seller, and to the Knowledge of Seller, each other party thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally, and subject to general principles of equity. Neither Seller, nor, to the Knowledge of Seller, any other party thereto is (with or without notice or lapse of time, or both) in material breach or default in the performance, observance or fulfillment of any Assumed Contract, nor does there exist any condition which upon the passage of time or the giving of notice or both, would reasonably be expected to cause such material violation of or material default under or permit the termination or modification of, or acceleration of any obligation under, any Assumed Contract. Seller has not given or received written or, to the Knowledge of Seller, oral notice to or from any Person relating to any such actual or alleged, breach or default. Seller has not received any written or, to the Knowledge of Seller, oral notice from a Third Party stating that such Third Party intends to terminate or materially reduce its relationship with Seller under any Assumed Contract and Seller has not waived any right under the Assumed Contracts.
Section 5.13Anti-Corruption. To the Knowledge of Seller, within the [***], neither Seller nor any of its Affiliates, nor any of its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries, or other Third Parties acting on behalf of Seller or any of its Affiliates (in each case, in their capacity as such), with respect to the Purchased Assets:
(a)has taken any action in violation of any applicable anti-corruption laws including the provisions of the United States Foreign Corrupt Practices Act of 1977, as amended (collectively, the “Anti-Corruption Laws”); or
(b)has, in violation of Anti-Corruption Laws, corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official, for the purposes of:
(i)influencing any act or decision of any Public Official in his or her official capacity;
(ii)inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;
(iii)securing any improper advantage; or
(iv)inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.

Section 5.14Brokers. Except for [***], the fees and expenses of which shall be paid by Seller, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.
Section 5.15No Other Representations or Warranties.
(a)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE DISCLOSURE SCHEDULE), NEITHER SELLER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, THE PURCHASED ASSETS, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE ASSUMED LIABILITIES AND ANY OTHER RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO, AND SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SELLER OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE DISCLOSURE SCHEDULE) OR IN THE ANCILLARY AGREEMENTS, SELLER HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO PURCHASER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF SELLER OR ANY OF ITS AFFILIATES). SELLER MAKES NO REPRESENTATIONS OR WARRANTIES TO PURCHASER REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE PURCHASED ASSETS OR THE PRODUCT IN THE TERRITORY.
Article VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth on each Disclosure Schedule attached hereto that relates to such Section of this Agreement or in another Disclosure Schedule to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section of this Agreement, Purchaser hereby represents and warrants to Seller as follows:

Section 6.1Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.
Section 6.2Corporate Authorization. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it will be a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of this Agreement and each such Ancillary Agreement, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action on the part of Purchaser.
Section 6.3Binding Effect. This Agreement and each Ancillary Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Seller, constitutes a valid and binding obligation of Purchaser, in each case, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).
Section 6.4No Conflict. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (a) violate any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser; (b) result in a breach of, or default under, or right to accelerate with respect to, any term or provision of any contract, commitment or other obligation to which Purchaser and any of its Affiliates is a party or is subject; or (c) assuming compliance with the matters set forth in Sections 5.5 and 6.5, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which Purchaser is subject except, with respect to clauses (b) through (c), for any violations, breaches, conflicts, defaults, terminations, cancellations or accelerations as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 6.5Governmental Authorization. The execution and delivery of this Agreement by Purchaser do not and will not require any material consent or approval of any Governmental Authority, except for (a) the consents or approvals set forth on Section 6.5 of the Disclosure Schedule and (b) where the failure to obtain such consent or approval would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.
Section 6.6Third Party Approvals. The execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby do not require any consents, waivers, authorizations or approvals of, or filings with, any third Persons which have not been obtained by Purchaser (other than as contemplated by Section 6.5).
Section 6.7Financial Capability. Purchaser (a) has sufficient cash (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay in cash the Purchase Price and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement, (b) has the resources and capabilities (financial or otherwise) to perform its obligations hereunder, and (c) has not incurred any obligation, commitment, restriction or Liability of any kind, which would materially impair or adversely affect such resources and capabilities.
Section 6.8Litigation. There is no material action, order, writ, injunction, judgment or decree outstanding, or suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for any officers, employees or agents of Purchaser), arbitration, investigation or reported claim, pending or, threatened, before any court, governmental entity or arbitrator, which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement or would, if successful, materially and adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement.
Section 6.9No Debarment. Neither Purchaser nor any of its or its Affiliates’ employees, agents or independent contractors that will perform activities in connection with the development, manufacturing or commercialization of the Product in the Territory has ever been, or is currently: (i) debarred under 21 U.S.C. § 335a or its equivalents; (ii) excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs; (iii) listed in the FDA’s Clinical Investigators – Disqualification Proceedings Database, including for restrictions; or (iv) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a) or its equivalents, but has not yet been excluded, debarred, suspended, or otherwise declared ineligible. Purchaser further covenants that if it becomes aware that it or any of its or its Affiliates’ employees, agents or independent contractors perform activities in connection with the development, Manufacturing or commercialization of the Product in the Territory is the subject of any investigation or proceeding that could lead to that Purchaser becoming a debarred entity or individual, an excluded entity or individual or a convicted entity or individual, Purchaser shall immediately notify Seller.
Section 6.10Anti-Corruption. To its knowledge, within the [***], neither Purchaser nor any of its Affiliates, nor any of its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries, or other Third Parties acting on behalf of Purchaser or any of its Affiliates (in each case, in their capacity as such):
(a)has taken any action in violation of any Anti-Corruption Laws; or
(b)has, in violation of Anti-Corruption Laws, corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official, for the purposes of:

(i)influencing any act or decision of any Public Official in his or her official capacity;
(ii)inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;
(iii)securing any improper advantage; or
(iv)inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.
Section 6.11Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.
Section 6.12Solvency. Immediately after the Closing, and after giving effect to the transactions contemplated by this Agreement, Purchaser will be Solvent.
Section 6.13No Other Representation and/or Warranty. PURCHASER ACKNOWLEDGES AND AGREES THAT IT (I) HAS MADE ITS OWN INQUIRY AND INVESTIGATION INTO, AND, BASED THEREON, HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING SELLER, THE PURCHASED ASSETS, THE PRODUCT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE ASSUMED LIABILITIES AND ANY OTHER ASSETS, RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO, AND (II) HAS BEEN FURNISHED WITH, OR GIVEN ADEQUATE ACCESS TO, SUCH INFORMATION ABOUT SELLER, THE PURCHASED ASSETS, THE PRODUCT IN THE TERRITORY, THE ASSUMED LIABILITIES AND ANY OTHER RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO, AS IT HAS REQUESTED. EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN ARTICLE V OF THIS AGREEMENT, (I) PURCHASER ACKNOWLEDGES AND AGREES THAT (A) SELLER IS NOT MAKING AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, IN RESPECT OF THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR THE BUSINESS, INCLUDING WITH RESPECT TO THE PROSPECTS OF THE PURCHASED ASSETS OR THE PRODUCT OR THE BUSINESS, OR THE EFFECTIVENESS OR THE SUCCESS OF ANY OPERATIONS OR THE BUSINESS, AND (B) NO OFFICER, AGENT, REPRESENTATIVE OR EMPLOYEE OF SELLER OR ANY OF SELLER’S AFFILIATES HAS ANY AUTHORITY, EXPRESS OR IMPLIED, TO MAKE ANY REPRESENTATIONS, WARRANTIES OR AGREEMENTS NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT AND SUBJECT TO THE REMEDIES HEREIN PROVIDED; AND (II) PURCHASER SPECIFICALLY DISCLAIMS THAT IT IS RELYING UPON OR HAS RELIED UPON ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES THAT MAY HAVE BEEN MADE BY ANY PERSON, AND ACKNOWLEDGES AND AGREES THAT SELLER HAS SPECIFICALLY DISCLAIMED AND DOES HEREBY SPECIFICALLY DISCLAIM ANY SUCH OTHER REPRESENTATION OR WARRANTY MADE BY ANY PERSON.
Article VII

COVENANTS
Section 7.1Information and Documents. Seller, its Affiliates and their respective licensees shall have the right to retain copies of all books and records related to the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product during the period ending on the Closing Date. Purchaser agrees that it shall preserve and keep, or cause to be preserved and kept, all original books and records in respect of the development, commercialization, Manufacturing, packaging, distributing, marketing and selling of the Product during the period ending on the Closing Date in the possession of Purchaser or its Affiliates for the longer of (i) any applicable statute of limitations and (ii) a period of [***] from the Closing Date. During such [***] or longer period, Representatives of Seller and its Affiliates shall, upon reasonable notice and for any reasonable business purpose

(including any Tax related purpose), have access during normal business hours to examine, inspect and copy such books and records. During such [***] or longer period, Purchaser shall provide, or cause to be provided to, Seller or its Affiliates access to such original books and records related to the development, commercialization, manufacturing, packaging, distributing, marketing and selling of the Product as Seller or its Affiliates shall reasonably request in connection with any Legal Proceeding to which Seller or any of its Affiliates are parties or in connection with the requirements of any Law applicable to Seller or any of its Affiliates. Seller or its Affiliates, as applicable, shall return such original books and records to Purchaser or such Affiliate as soon as such books and records are no longer needed in connection with the circumstances described in the immediately preceding sentence. After such [***] or longer period, before Purchaser or any Affiliate shall dispose of any of such books and records, Purchaser shall give at least [***] prior written notice of such intention to dispose to Seller, and Seller or any of its Affiliates shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books and records as it may elect. If so requested by Purchaser, Seller or its Affiliate, as applicable, shall enter into a customary joint defense agreement with Purchaser or such Affiliate with respect to any information to be provided to such Seller or its Affiliate pursuant to this Section 7.1.

Section 7.2Conduct. For a period of [***] after the date hereof, Purchaser, its Affiliates and its Representatives will not, directly or indirectly, solicit for employment or hire, or cause to be solicited or hired, any employee of Seller or its Affiliates with whom Purchaser, its Affiliates or its Representatives first came in contact in connection with the transactions contemplated hereby; provided that this Agreement shall not prohibit any advertisement or general solicitation (or hiring as a result thereof) that is not specifically targeted at such persons.
Section 7.3Insurance. As of the Closing Date, the coverage under all insurance policies related to the Purchased Assets shall continue in force only for the benefit of Seller and its Affiliates and not for the benefit of Purchaser or any of its Affiliates. Purchaser agrees to arrange for its own insurance policies with respect to the Purchased Assets covering all periods and agrees not to seek, through any means, to benefit from any of Seller’s or its Affiliates’ insurance policies that may provide coverage for claims relating in any way to the Purchased Assets prior to the Closing (except to the extent provided for in ARTICLE X). Seller shall be entitled to make arrangements with its insurers to reflect this Section 7.3.
Section 7.4Trade Notifications. After the Closing Date, Seller and Purchaser shall agree on the method and content of the notifications to customers of the sale of the Purchased Assets to Purchaser. Seller and Purchaser agree that said notifications are to provide sufficient advance notice of the sale and the plans associated therewith.
Section 7.5Included Accounts Receivable; Excluded Accounts Receivable.
(a)If Seller receives payment of any Included Accounts Receivable on or following the Closing Date, then Seller shall pay to Purchaser, such amounts within [***] of receipt.
(b)If at any time after the Closing Date, Purchaser or any of its Affiliates receives payment of any Excluded Accounts Receivable, then Purchaser shall pay (or shall cause such Affiliate to pay) to Seller (or to such Affiliate of Seller as Seller may have designated in writing to Purchaser), as soon as practicable the amount recovered.
(c)After the Closing Date, Seller shall be entitled to collect the Excluded Accounts Receivable and to initiate any Legal Proceedings or any other action with a view to collecting the Excluded Accounts Receivable. Purchaser shall not waive or release any of the Excluded Accounts Receivable without the prior written consent of Seller or otherwise interfere with the collection of the Excluded Accounts Receivable.
Section 7.6Payments under Assumed Contracts.
(a)If and to the extent that Seller (or any of its Affiliates) has, prior to the Closing Date, received any deposit or payment in advance in respect of obligations to be satisfied after the Closing under any Assumed Contracts or other agreement assumed by Purchaser or its Affiliates, Seller (or its Affiliate) shall reimburse to Purchaser, within [***] from the Closing Date, an amount corresponding to the amount of such deposit or payment in advance net of any Taxes or other expenses payable with respect thereto.

(b)If and to the extent that Seller (or any of its Affiliates) has, prior to the Closing Date, made any deposit or payment in respect of supplies of goods or services not received prior to Closing under any Assumed Contracts, Purchaser shall reimburse to Seller (or its Affiliate), within [***] from the Closing Date, the amount thereof.
(c)Purchaser shall use commercially reasonable efforts to ensure that Seller and each of its Affiliates are released in full on Closing or, if not practicable, as soon as reasonably practicable following Closing but with the effect as of Closing, from the guarantees, indemnities, counter-indemnities and letters of comfort of any nature given by it to a Third Party relating to any Assumed Contract. Pending release of any guarantee, indemnity, counter-indemnity or letter of comfort referred to in this Section 7.6(c), Purchaser shall indemnify Seller and each of its Affiliates against any and all Losses arising from events, developments and circumstances after Closing under that guarantee, indemnity, counter-indemnity or letter of comfort, as the case may be.
(d)If and to the extent that Seller (or any Affiliate thereof) has, prior to the Closing Date, received any good or service under any Assumed Contract, the payment for which becomes due and payable and is paid by Purchaser (or any of its Affiliates) after the Closing Date, upon request and the presentation of reasonable supporting documentation of such payment by Purchaser (or any of its Affiliates), Seller shall reimburse Purchaser or its Affiliates, as applicable, for the amount of such payment within [***] from the date of such request.
(e)In the event of a disagreement between the Parties as to the determination of amounts due pursuant to this Section 7.6, and if the Parties are unable to resolve such disagreement within [***] after notification of such disagreement has been given by either Party, either Party may submit all remaining matters in dispute to an internationally reputed accounting firm (other than the independent auditors of Seller or Purchaser) as Seller and Purchaser may agree. In the event that the Parties are unable to agree upon such accounting firm within [***], either Party may request the designation of such other accounting firm by the American Arbitration Association (the “AAA”), with each Party hereto having the right to be heard (any firm appointed or designated pursuant to this Section 7.6(e), the “Independent Arbiter”). The AAA shall not, however, resolve any dispute between the Parties under this Agreement, which shall be exclusively resolved in accordance with Section 11.9. The request to the AAA shall include a copy of this Agreement.
(f)The Independent Arbiter shall, acting as experts and not as arbitrators, make a final determination as to all remaining matters in dispute with respect to the amounts due pursuant to this Section 7.6, which determination shall be conclusive and binding on Purchaser and Seller in the absence of manifest error. The cost of retaining the Independent Arbiter with respect to such determination shall be borne by [***]. Purchaser and Seller agree to cooperate with each other in order to resolve any and all matters in dispute as soon as possible and all commercially reasonable efforts to cause the Independent Arbiter to determine disputed matters within [***] following its appointment.
(g)2024 CStone Cooperation Agreement. As promptly as practicable, but not later than [***] following the Closing Date, Seller and Purchaser shall negotiate in good faith with each other and with CStone and enter into an agreement to reflect the Parties’ respective rights and obligations in regard to the CStone Territory (the “2024 CStone Cooperation Agreement”). [***]
Section 7.7Transition Services. Seller shall comply with its material obligations under [***].
Section 7.8Confidentiality. Purchaser and Seller acknowledge that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing Date, the Confidentiality Agreement shall terminate with respect to information relating solely to the development and commercialization of the Product or assets otherwise included in the Purchased Assets. Upon and after the Closing, Seller will, and will cause its Affiliates and its and their Representatives to, keep confidential, not disclose to any Person and not use any non-public, confidential or proprietary information in its possession, under its Control or to which it has access relating to the development, Manufacturing or commercialization of the Product. The obligations of Seller under this Section 7.7 shall not apply to information to the extent such information (i) becomes generally available to the public without breach of Seller’s obligations under this Section 7.7 or (ii) is required to be disclosed by Law; provided, however, that in the case of the foregoing clause (ii), to the extent not prohibited by Law, Seller shall notify Purchaser as early in advance of such disclosure as is practicable to allow Purchaser to take appropriate measures (and Seller shall reasonably cooperate, at the expense of Purchaser, in the taking of such measures) to preserve the confidentiality of such information.

Section 7.9Wrongfully Transferred or Retained Assets and Liabilities. In the event any of the Parties discovers after the Closing that it, or one or more of its Affiliates, is the owner of, receives or otherwise comes to possess any asset (including the receipt of payments made pursuant to Assumed Contracts and proceeds from accounts receivable) or is liable for any Liability that is allocated to any Person other than in accordance with this Agreement or any Ancillary Agreement (except as the Parties may otherwise agree), such Party shall, or shall cause its Affiliates to, use all commercially reasonable efforts to convey such asset or Liability, at no cost, to the Party so entitled thereto in accordance with this Agreement (and the relevant Party will cause such entitled Party to accept such asset or assume such Liability).
Section 7.10[***]
Section 7.11Further Actions.
(a)Each of the Parties shall execute, deliver and file such instruments of transfer or assignment, files, books and records and shall take such other actions as may be required or reasonably requested by the other Party to carry out the intent of this Agreement and to consummate the transactions contemplated hereby, at the requesting Party’s cost and expense.
(b)After the Closing, upon reasonable advance written notice, Purchaser and Seller shall furnish or cause to be furnished to each other, as promptly as reasonably practicable, such information and assistance (to the extent within the reasonable control of such Party) relating to the Purchased Assets (including access to books and records) as is reasonably requested for the filing of all Tax Returns or the satisfaction of contractual or legal obligations to Third Parties, in each case at the requesting Party’s cost and expense, provided that no such access shall unreasonably interfere with either Party’s Affiliates’ and their respective licensees’ operation of business; and provided further that such Party may restrict the foregoing access to the extent that (A) in the reasonable judgment of such Party, any applicable Law requires such Party to restrict or prohibit access to any information, (B) in the reasonable judgment of such Party, the information is subject to confidentiality obligations owed by such Party to a Third Party, (C) such disclosure would result in disclosure of any proprietary information or trade secrets of such Party or a Third Party that are not included in the Purchased Assets, or (D) disclosure of any such information or document could result in the loss or waiver of the attorney-client or other applicable privilege.

After the Closing, Purchaser and Seller shall negotiate in good faith with each other and with Roche and CStone a safety data exchange agreement related to the Product as soon as practicable, and in any event within [***] after the Closing.

Article VIII

CONDITIONS TO CLOSING
Section 8.1Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions precedent (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by Law):
(a)There shall be no Governmental Order in existence that prohibits or materially restrains the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, there shall be no proceeding pending by any Governmental Authority seeking such a Governmental Order and there shall be no Legal Proceeding commenced against Purchaser or Seller or which would prohibit the consummation of the transactions contemplated by this Agreement; and
(b)Seller or its Affiliates shall have made or caused to be made delivery to Purchaser of the items required by Section 4.1(b).

Section 8.2Conditions to the Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions precedent (any or all of which may be waived by Seller in whole or in part to the extent permitted by Law):
(a)There shall be no Governmental Order in existence that prohibits or materially restrains the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, there shall be no proceeding pending by any Governmental Authority seeking such a Governmental Order and there shall be no Legal Proceeding commenced against Purchaser or Seller or which would prohibit the consummation of the transactions contemplated by this Agreement; and
(b)Purchaser and its Affiliates shall have made or caused to be made delivery to Seller of the items required by Section 4.1(c).
Article IX

[RESERVED]
Article X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
Section 10.1Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties hereto, and the right of a party hereto to bring an indemnifiable claim under this Article X in respect of any breach thereof, shall survive the Closing and shall remain in full force and effect until the date that is [***] following the Closing (the “General Indemnity Expiration Date”); provided that (i) the right of Purchaser to bring a claim in respect of the representations of Seller in Section 5.10 shall survive the Closing and shall remain in full force and effect until the date that is [***] following the Closing and (ii) the right of Purchaser and Seller to bring a claim in respect of the Seller Fundamental Representations and the Purchaser Fundamental Representations, respectively, will survive until the Fundamental Claim Expiration Date, taking into account any extensions or waivers thereof. Except to the extent expressly provided herein, no claim for breach of representation or warranty may be brought by any party after such applicable survival period set forth in the preceding sentence. The covenants, agreements and obligations set forth in Section 3.2 (“Fundamental Obligations”), and the right of the Seller Indemnified Parties to bring an indemnifiable claim under this Article X in respect of any breach thereof shall survive the Closing and shall remain in full force and effect the date that such covenants, agreements and obligations are fully performed. The Parties acknowledge that the time periods set forth in this Article X for the assertion of claims under this Agreement are the result of arm’s length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the Parties.
Section 10.2Indemnification Survival. Notwithstanding anything contained in this Agreement to the contrary, any claim for indemnification pursuant to Section 10.3(a)(ii) or Section 10.3(b)(ii) will not be subject to any survival limitation and may be made at any time.
Section 10.3Indemnification.
(a)Subject to the other terms and conditions of this Agreement, from and after the Closing, Purchaser and its Affiliates (each, a “Purchaser Indemnified Party” and collectively the “Purchaser Indemnified Parties”) shall be held harmless and indemnified by the Seller for any Losses (subject to the limitations set forth in this Article X) incurred by Purchaser in respect of:
(i)any breach of any representation or warranty of the Seller contained in Article V;
(ii)any Retained Liability;
(iii)any breach of any covenant or agreement of the Seller contained herein;

or

(iv)[***].
(b)Subject to the other terms and conditions of this Agreement, from and after the Closing, Seller and its Affiliates (each, a “Seller Indemnified Party”, and collectively the “Seller Indemnified Parties”, and, together with the Purchaser Indemnified Parties, the “Indemnified Parties”) shall be held harmless and indemnified by Purchaser for any Losses (subject to the limitations set forth in this Article X) incurred as a result of:
(i)any breach of any representation or warranty of the Purchaser contained in Article VI;
(ii)any Assumed Liability; or
(iii)any breach of any covenant or agreement of the Purchaser contained herein.
(c)The Indemnified Parties’ indemnification rights pursuant to Section 10.3(a) and Section 10.3(b) shall be limited as follows:
(i)The Purchaser Indemnified Parties, on the one hand, or the Seller Indemnified Parties, on the other hand, shall not be entitled to any recovery resulting from Section 10.3(a)(i) and Section 10.3(b)(i), respectively, until such time as the total amount of all Losses that have been incurred by one or more Indemnified Parties with respect to such matters [***] (the “Claims Threshold”), and in such event, the Purchaser Indemnified Parties or the Seller Indemnified Parties, as the case may be, shall, subject to the limitations set forth in the remaining subsections of this Article X, be entitled to be indemnified against and compensated and reimbursed to the extent all Losses from the first dollar thereof; provided that the limitations set forth in this Section 10.3(c)(i) shall not apply to any indemnification claims relating to (A) any breach of any representation or warranty that involves Actual Fraud or (B) any breach of a Seller Fundamental Representation or Purchaser Fundamental Representation, as applicable.
(ii)The Purchaser Indemnified Parties shall not be able to seek or entitled to indemnification under Section 10.3(a)(i) for any dollar amount of Losses (individually or in the aggregate) in excess of an amount equal to the General Indemnity Cap; provided that solely in the case of any Losses resulting from a breach of any Seller Fundamental Representation, the maximum amount that the Purchaser Indemnified Parties may recover from the Seller shall be limited to the amount of the Purchase Price previously paid to Seller; [***]. Notwithstanding anything contained herein to the contrary, nothing herein shall limit the recovery amount against the Seller, or remedies available to a Purchaser Indemnified Party, in respect of indemnification claims relating to (A) Actual Fraud by the Seller; (B) any covenant of Seller contained in this Agreement; or (C) the Retained Liabilities.
(iii)The Seller Indemnified Parties shall not be able to seek or entitled to indemnification under Section 10.3(b)(i) for any dollar amount of Losses (individually or in the aggregate) in excess of an amount equal to the General Indemnity Cap; [***]. Notwithstanding anything contained herein to the contrary, nothing herein shall limit the recovery amount against the Purchaser, or remedies available to a Seller Indemnified Party, in respect of indemnification claims relating to (A) Actual Fraud by the Purchaser; (B) any covenant of Purchaser contained in this Agreement; or (C) the Assumed Liabilities.
(d)For the purposes of determining whether a representation, warranty, or covenant is inaccurate or misrepresented or has been breached, failed, or non-fulfilled, as applicable, and for calculating the amount of any Losses related thereto, the representations, warranties, and covenants will be read without regard to any materiality qualifiers contained therein.

(e)The amount of any Losses subject to indemnification under this Section 10.3 shall be calculated net of (i) any Loss Tax Benefit, (ii) any insurance proceeds received or receivable by the Indemnified Party on account of such Losses and/or (iii) any indemnification paid or payable by any third party as follows:
(i)The Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, shall use commercially reasonable efforts to seek recovery under all insurance policies covering any Loss by exhausting any available remedies against insurers to the same extent as they would if such Loss were not subject to indemnification hereunder. In the event that an insurance or other recovery is made by any Purchaser Indemnified Party or Seller Indemnified Party with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be promptly delivered by Purchaser (or its agent) to Seller, or Seller (or its agent) to Purchaser, as the case may be.
(ii)The Indemnifying Party shall be subrogated to all rights of the Indemnified Party in respect of any Loss borne by the Indemnifying Party. The Indemnified Party shall, and shall cause its Affiliates to, use commercially reasonable efforts to bring indemnity claims against any Third Party who has an indemnification obligation to either of them with respect to any Loss and to diligently pursue such claims.
(f)Purchaser and each other Purchaser Indemnified Party, and Seller and each other Seller Indemnified Party, shall take all reasonable steps to mitigate Losses for which indemnification may be claimed by them under this Agreement promptly upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses.
(g)Any Loss for which any Purchaser Indemnified Party or Seller Indemnified Party is entitled to indemnification under this Section 10.3 shall be determined without duplication of recovery by reason of the state of facts giving rise to such Loss constituting a breach of more than one representation, warranty or covenant.
(h)All claims for indemnification by a Purchaser Indemnified Party under this Agreement must be made on or before the General Indemnity Expiration Date, or, solely in the case of any claims for indemnification for Losses resulting from a breach of any Seller Fundamental Representation, on or before the Fundamental Claim Expiration Date. No indemnification shall be payable to a Purchaser Indemnified Party with respect to claims asserted by such Purchaser Indemnified Party after the General Indemnity Expiration Date, or, solely in the case of any claims for indemnification for Losses resulting from a breach of any Seller Fundamental Representation, on or after the applicable Fundamental Claim Expiration Date, regardless of when the claim accrued or the circumstances that resulted in the claim being asserted after the General Indemnity Expiration Date or the applicable Fundamental Claim Expiration Date, as the case may be. In the event a claim has been properly made on or prior to the General Indemnity Expiration Date or the applicable Fundamental Claim Expiration Date, as applicable, and such claim is unresolved as of the General Indemnity Expiration Date or the applicable Fundamental Claim Expiration Date, as applicable, then the right to indemnification with respect to such claim shall remain in effect until such matter shall have been finally determined by a Governmental Authority or arbitral body, as applicable.
(i)All claims for indemnification by a Seller Indemnified Party under this Agreement must be made on or before the General Indemnity Expiration Date, or, solely in the case of any claims for indemnification for Losses resulting from a breach of any Purchaser Fundamental Representation or a Fundamental Obligation, on or before the applicable Fundamental Claim Expiration Date. No indemnification shall be payable to a Seller Indemnified Party with respect to claims asserted by such Seller Indemnified Party after the General Indemnity Expiration Date, or, solely in the case of any claims for indemnification for Losses resulting from a breach of any Purchaser Fundamental Representation or a Fundamental Obligation, on or after the applicable Fundamental Claim Expiration Date, regardless of when the claim accrued or the circumstances that resulted in the claim being asserted after the General Indemnity Expiration Date or the applicable Fundamental Claim Expiration Date, as the case may be. In the event a claim has been properly made on or prior to the General Indemnity Expiration Date or the applicable Fundamental Claim Expiration Date, as applicable, and such claim is unresolved as of the General Indemnity Expiration Date or the applicable Fundamental Claim Expiration Date, as applicable, then the right to indemnification with respect to such claim shall remain in effect until such matter shall have been finally determined by a Governmental Authority or arbitral body, as applicable.

(j)The Seller Indemnified Parties shall be third party beneficiaries for purposes of this Section 10.3 and shall have the right to enforce the provisions hereof.
(k)The Purchaser Indemnified Parties shall be third party beneficiaries of this Agreement solely with respect to and for purposes of this Section 10.3 and shall have the right to enforce the provisions hereof.
Section 10.4Notice; Defense of Claims. Any Indemnified Party may make claims for indemnification hereunder by giving prompt written notice thereof to the Seller, in the case of claims made by a Purchaser Indemnified Party, or to Purchaser, in the case of claims made by a Seller Indemnified Party, prior to the General Indemnity Expiration Date. If indemnification is sought for a claim by or in respect of any third party, the Indemnified Party shall also give the Seller or Purchaser, as the applicable Indemnifying Party, written notice of such claim as to which such Indemnified Party may request indemnification hereunder or as to which the Claims Threshold may be applied as soon as is practicable and in any event within [***] of the time that such Indemnified Party learns of such claim; provided, however, that the failure to do so shall not relieve the party with the indemnification obligation hereunder (each, an “Indemnifying Party” and collectively, the “Indemnifying Parties”) from any liability except to the extent that it is materially prejudiced by the failure or delay in giving such notice. Such notice shall state all of the information then available regarding the amount and nature of such claim and shall specify the representation, warranty or covenant in this Agreement under which the liability or obligation is asserted. In the case of any third party claim, the Seller or Purchaser, whichever is the Indemnifying Party, shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim at its own expense (subject to the limitations set forth in this Article X, including those in Section 10.3(b)). If the Seller or Purchaser, as applicable, elects to assume the defense of any such claim, the Seller or Purchaser, as applicable, shall consult with the Indemnified Party for the purpose of allowing the Indemnified Party to participate in such defense. If the Seller or Purchaser, as applicable, elects not to defend or if, after commencing or undertaking any such defense, the Seller or Purchaser, as applicable, fails to diligently prosecute or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense. If Seller or Purchaser, as applicable, does not so assume control of such defense, the Indemnified Party shall be the Controlling Party. The party not controlling such defense (the “Non-controlling Party” and the party controlling such defense, the “Controlling Party”) may participate therein at its own expense, which expense shall not be recoverable as part of any indemnification claim. The Non-controlling Party shall provide, and shall cause its Affiliates to provide, as applicable, the Controlling Party and its counsel with access to its records and personnel relating to any such claim as reasonably necessary during normal business hours and shall otherwise cooperate with the Controlling Party in the defense or settlement thereof. If the Controlling Party elects to direct the defense of any such claim, the Non-controlling Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless Controlling Party consents in writing to such payment. If the Controlling Party assumes the defense of any such claim and proposes to settle such claim prior to a final judgment thereon or to forego any appeal with respect thereto, then the Controlling Party shall give the Non-controlling Party prompt written notice thereof, and the Non-controlling Party shall have the right to participate in and approve (such approval not to be unreasonably withheld, conditioned or delayed) the settlement or assume or reassume the defense of such claim or proceeding.
Section 10.5Remedies Exclusive.
(a)Purchaser hereby acknowledges and agrees that, prior to the Closing, Purchaser shall have no right or remedy to take any action in respect of, and Seller shall have not any liability to Purchaser in respect of, any breach by the Seller or any representations or warranties contained herein or any failure to comply with any of the covenants, agreements or conditions contained herein.
(b)From and after the Closing, the rights of Purchaser Indemnified Parties and Seller Indemnified Parties to indemnification relating to this Agreement, the Ancillary Agreements entered into in connection herewith and the transactions contemplated hereby and thereby shall be strictly limited to those contained in this Article X, and such indemnification rights shall be the sole and exclusive remedies of the Purchaser Indemnified Parties and Seller Indemnified Parties subsequent to the Closing Date with respect to any matter in any way relating to this Agreement or its subject matter or arising in connection herewith; provided that this Section 10.5 shall not be deemed a waiver by any Party hereto of its right to seek specific performance or injunctive relief in the case of a failure by a Party hereto to comply with the covenants made by such other Party hereto. To the maximum extent permitted by law, the Purchaser Indemnified Parties and Seller Indemnified Parties hereby waive all other rights and remedies with respect to any matter in any way relating to this Agreement or arising in connection herewith, whether under any laws at common law, in equity or otherwise. Notwithstanding anything to the contrary herein, the existence of this Article X and of the rights and restrictions set forth herein do not limit any legal remedy against the parties hereto to claims based on Actual Fraud.
Article XI

MISCELLANEOUS
Section 11.1Notices. All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be made in a writing signed by the sender and shall be deemed duly given (a) on the date delivered, if personally delivered, or sent by email and receipt is confirmed by email or telephone, or (b) on the Business Day after being sent by Federal Express or another recognized overnight mail service that utilizes a written form of receipt for next day or next Business Day delivery (with a courtesy copy sent by email to the addresses specified below, which will not constitute notice), in each case addressed to the applicable Party at the address set forth below; provided that a Party may change its address for receiving notice by the proper giving of notice hereunder:

To Seller:

Blueprint Medicines Corporation
45 Sidney Street
Cambridge, MA, USA 02139
Attention:Chief Executive Officer
Email:[***]

with a copy (which shall not constitute notice) to:

Blueprint Medicines Corporation
45 Sidney Street
Cambridge, MA, USA 02139
Attention:Chief Legal Officer
Email:[***]

and

Goodwin Procter LLP
100 Northern Avenue
Boston, MA, USA 02210
Attention:Kingsley Taft; Danielle Lauzon
Email:[***]

to Purchaser:

Rigel Pharmaceuticals, Inc.
611 Gateway Blvd.
Suite 900
South San Francisco, CA USA 94080
Attention:General Counsel
Email:[***]

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
555 California Street
Suite 2000
San Francisco, CA USA 94014
Attention:Carlton Fleming
Stephen Abreu
Email:[***]
[***]

Section 11.2Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Seller, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 11.3Assignment. No Party to this Agreement may assign any of its rights or obligations under this Agreement including by sale of stock, operation of Law in connection with a merger or sale of substantially all the assets of Purchaser or Seller without the prior written consent of the other Party hereto; provided, however, that nothing in the foregoing shall prohibit Seller or Purchaser from making any assignment to any of its Affiliates; and provided further that, notwithstanding anything to the contrary contained in this Agreement, Purchaser may collaterally assign this Agreement and/or any of its rights hereunder for collateral security purposes to any lender providing financing to Purchaser.
Section 11.4Entire Agreement. This Agreement (including all Schedules and Exhibits hereto), together with the Ancillary Agreements, contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for (i) the Confidentiality Agreement which will remain in full force and effect for the term provided for therein and (ii) any written agreement of the Parties that expressly provides that it is not superseded by this Agreement or any Ancillary Agreement.
Section 11.5Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Seller, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement, provided that the provisions of this Section 11.15 shall inure to the benefit of the Persons referenced therein.
Section 11.6Public Disclosure. Except (a) for a press release previously approved in form and substance by Seller and Purchaser or any other public announcement using substantially the same text as such press release and (b) any disclosure required by applicable Law, by the rules and regulations of any securities exchange or market on which any security of such party hereto may be listed or traded or by any Governmental Authority of competent jurisdiction, neither Purchaser nor Seller shall, and each party hereto shall cause its Affiliates not to, without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld, delayed or conditioned), issue any press release or make any other public disclosure with respect to this Agreement or any of the other Ancillary Agreements or any of the transactions contemplated hereby or thereby.
Section 11.7Expenses, Taxes, and Fees.
(a)Except as otherwise expressly provided in this Agreement all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such expenses. Notwithstanding the foregoing, [***] of all Transfer Taxes shall be paid by Purchaser with the remaining [***] paid by Seller, and Purchaser shall prepare and timely file all Tax Returns required to be filed with respect thereto; provided that the Parties shall cooperate, including to provide any certificates or forms as may be necessary, to establish any available exemption from (or otherwise reduce) any such Transfer Taxes.

(b)Purchaser shall be responsible for paying, and shall bear the expense of, all fees and/or payments pursuant to section 9008 of the Patient Protection and Affordable Care Act, Public Law 111-148, also known as the Branded Prescription Drug Fee, in connection with all sales of the Product after Closing.
(c)Purchaser and each of its Affiliates and agents will be entitled to deduct and withhold from the payment of any amounts (or any portion thereof) payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other Tax law. Purchaser will use commercially reasonable efforts to notify Seller at least [***]  prior to Closing of any such withholding it believes is required. To the extent that amounts are so withheld and remitted to the applicable Taxing Authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the applicable payee to whom such amounts would otherwise have been paid. The Parties will reasonably cooperate to minimize any withholding.
Section 11.8Schedules. The disclosure of any matter in any Disclosure Schedule to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement, but shall expressly not be deemed to constitute an admission by Seller or Purchaser, or to otherwise imply, that any such matter is material for the purposes of this Agreement.
Section 11.9Governing Law; Jurisdiction.
(a)This Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all Legal Proceedings (whether in contract, in tort, at law, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter this Agreement), shall be exclusively governed by, and construed in accordance with, the laws of the State of New York regardless of Laws that might otherwise govern under any applicable conflict of laws principles.
(b)Any Legal Proceeding (whether in contract, in tort, at law, or otherwise) based upon, arising out of, or related to this Agreement and its negotiation, execution, performance, nonperformance, interpretation, termination, construction or the transactions contemplated hereby shall be heard and determined in the United States District Court for the Southern District of New York or any New York State court sitting in New York City and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Legal Proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum, or lack of jurisdiction to the maintenance of any such Legal Proceeding. The consents to jurisdiction and venue set forth herein shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 11.9 and shall not be deemed to confer rights on any Person other than the Parties hereto. Each Party hereto agrees that the service of process upon such Party in any Legal Proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 11.1. Each of the Parties also agrees that any final, non-appealable judgment against a Party in connection with any Legal Proceeding arising out of or relating to this Agreement shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
Section 11.10WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY LEGAL PROCEEDING (WHETHER IN CONTRACT, IN TORT, AT LAW, OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT

THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 11.11Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or portable document format (PDF) sent by electronic mail or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 will be deemed to be original signatures, will be valid and binding upon the parties, and, upon delivery, will constitute due execution of this Agreement.
Section 11.12Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
Section 11.13Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 11.14Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Parties hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Purchaser, on the one hand, and Seller, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction and that this shall include the right of Seller to cause Purchaser, on the one hand, and the right of Purchaser to cause Seller, on the other hand, to fully perform the terms of this Agreement to the fullest extent permissible pursuant to this Agreement and applicable Laws and to thereafter cause this Agreement and the transactions contemplated hereby to be consummated on the terms and subject to the conditions thereto set forth in this Agreement. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise. Each of the Parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.
Section 11.15Non-Recourse.
(a)Except as expressly provided for herein, any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as Parties hereto.
(b)Except as expressly set forth in ARTICLE X, this Agreement is for the sole benefit of the parties and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Kate Haviland
Name:	Kate Haviland
Title:	Chief Executive Officer

RIGEL PHARMACEUTICALS, INC.

By:	/s/ Raul R. Rodriguez
Name:	Raul R. Rodriguez
Title:	President and Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Exhibit A

FORM OF BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale and Assignment and Assumption Agreement (this “Bill of Sale”) is made as of [•] (the “Effective Date”), by and between Blueprint Medicines Corporation, a Delaware corporation (“Seller”), and Rigel Pharmaceuticals, Inc., a Delaware corporation (“Purchaser”).

WHEREAS, Seller and Purchaser entered into that certain Asset Purchase Agreement dated as of the date hereof, as may be amended from time to time (the “Asset Purchase Agreement”), pursuant to which, among other things, Seller has agreed to grant, sell, transfer, assign, convey and deliver to Purchaser, and Purchaser has agreed to purchase, acquire and assume from Seller, all of Seller’s right, title and interest to the product known as GAVRETO® (pralsetinib) in the United States and other Purchased Assets and Assumed Liabilities, in each case, on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

NOW, THEREFORE, pursuant and subject to terms of the Asset Purchase Agreement and in consideration of the mutual covenants set forth herein and in the Asset Purchase Agreement, and other good and valuable consideration as set forth in the Asset Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Asset Purchase Agreement. Whenever used in this Agreement, the terms “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively.
2.Sale and Assignment. Seller hereby grants, sells, transfers, assigns, conveys, and delivers to Purchaser, and Purchaser hereby purchases, acquires and accepts such sale, transfer, assignment, conveyance, and delivery of all of Seller’s right, title and interest in and to the Purchased Assets effective as of the date hereof, other than the Transferred Patents and Transferred Marks assigned to Purchaser pursuant to that certain Intellectual Property Assignment Agreement, dated as of the date hereof, in the manner and subject to the terms and conditions set forth in the Asset Purchase Agreement, free and clear of any Liens other than Permitted Encumbrances.
3.Purchase and Assumption. Seller hereby sells, transfers, assigns, conveys, and delivers to Purchaser, and Purchaser hereby purchases, acquires and accepts such sale, transfer, assignment, conveyance, and delivery of all of Seller’s right, rights, benefits, titles, interests in, obligations and liabilities to and under the Assumed Liabilities, in the manner and subject to the terms and conditions set forth in the Asset Purchase Agreement. Purchaser hereby assumes and agrees to satisfy and discharge, the Assumed Liabilities.
4.No Assumption of Retained Liabilities. Other than the Assumed Liabilities, Purchaser expressly does not, and shall not, assume or agree to assume, pay, satisfy, discharge, perform or be responsible for in any manner and shall not, by virtue of the execution and delivery of this Bill of Sale, be deemed to have assumed or to have agreed to pay, satisfy, discharge or perform or be responsible for in any manner, any Retained Liabilities of any nature whatsoever.
5.Further Assurances. Seller shall, at any time and from time to time after the Closing Date, upon the request of Purchaser, do, perform, execute, acknowledge, deliver or file, or cause to be done, performed, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, agreements, certificates, instruments, documents, filings, assignments or assurances as may be reasonably required for the better transferring, conveying, assigning and assuring to Purchaser, or for the aiding and assisting in the filing, registering, documenting, memorializing or reducing to possession by Purchaser of, any of the Purchased Assets and Assumed Liabilities.
6.General.
(a)Governing Law. This Bill of Sale and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all Legal Proceedings (whether in contract, in tort, at law, or otherwise) that may be based upon, arise out of, or relate to this Bill of Sale, or the transactions contemplated hereby, shall be exclusively governed by, and construed in accordance with, the laws of the State of New York regardless of Laws that might otherwise govern under any applicable conflict of laws principles.
(b)Jurisdiction. Any Legal Proceeding (whether in contract, in tort, at law, or otherwise) based upon, arising out of, or related to this Bill of Sale and its negotiation, execution, performance, non-performance, interpretation, termination, construction or the transactions contemplated hereby shall be heard and determined in the United States District Court for the Southern District of New York or any New York State court sitting in New York City and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Legal Proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such Legal Proceeding. The consents to jurisdiction and venue set forth herein shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 6(b) and shall not be deemed to confer rights on any Person other than the Parties hereto. Each Party hereto agrees that the service of process upon such Party in any Legal Proceeding arising out of or relating to this Bill of Sale shall be effective if notice is given in accordance with the terms of Section 11.1 of the Asset Purchase Agreement. Each of the Parties also agrees that any final, non-appealable judgment against a Party in connection with any Legal Proceeding arising out of or relating to this Bill of Sale shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
(c)WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY LEGAL PROCEEDING (WHETHER IN CONTRACT, IN TORT, AT LAW, OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATED TO THIS BILL OF SALE OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS BILL OF SALE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS BILL OF SALE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS BILL OF SALE. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS BILL OF SALE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS BILL OF SALE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)Counterparts. This Bill of Sale may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Bill of Sale shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or portable document format (PDF) sent by electronic mail or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 will be deemed to be original signatures, will be valid and binding upon the parties, and, upon delivery, will constitute due execution of this Bill of Sale.
(e)Entire Agreement. This Bill of Sale, the Asset Purchase Agreement, and the agreements and documents contemplated thereunder, including the Ancillary Agreements, contains the entire agreement between the Parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for (i) the Confidentiality Agreement which will remain in full force and effect for the term provided for therein and (ii) any written agreement of the Parties that expressly provides that it is not superseded by this Bill of Sale, the Asset Purchase Agreement or any Ancillary Agreement. This Bill of Sale may not be amended, supplemented or otherwise modified except by an instrument in writing signed by authorized representatives of both Seller and Purchaser.

(f)Binding Agreement. This Bill of Sale is being delivered pursuant to the Asset Purchase Agreement and shall be construed consistently with the Asset Purchase Agreement. This Bill of Sale shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Bill of Sale, express or implied, is intended to or shall be construed to supersede, modify, replace, amend, change, rescind, waive, exceed, enlarge, expand or limit in any way the terms of the Asset Purchase Agreement. To the extent that any provision of this Bill of Sale conflicts or is inconsistent with the terms of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern. This Bill of Sale is only intended to effect the transfer of the Purchased Assets and the assignment and assumption of the Assumed Liabilities pursuant to the Asset Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Asset Purchase Agreement.

Exhibit B

FORM OF INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (“IP Assignment Agreement”) is made as of [•] (the “Effective Date”), by and between Blueprint Medicines Corporation, a Delaware corporation (“Assignor”), and Rigel Pharmaceuticals, Inc., a Delaware corporation (“Assignee”).

WHEREAS, Assignor and Assignee entered into that certain Asset Purchase Agreement dated [•], as may be amended from time to time (the “Asset Purchase Agreement”); and

WHEREAS, Assignee is desirous of acquiring, in connection with the transactions contemplated by the Asset Purchase Agreement, the entire right, title and interest in and to the assets set forth in Section 2 of this IP Assignment Agreement.

NOW, THEREFORE, subject to the terms and conditions set forth in the Asset Purchase Agreement and in consideration of the premises and other good and valuable consideration as set forth in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Asset Purchase Agreement. Whenever used in this IP Assignment Agreement, the terms “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively.
2.Assignment. Assignor hereby sells, conveys, assigns, transfers, delivers and sets over unto Assignee, its successors, legal representatives and assigns, Assignor’s entire right, title and interest in and to all Transferred Patents and Transferred Marks, each as listed on Exhibit A attached hereto, and
(a)with respect to the Transferred Patents, (i) patents which may be granted from divisions, reissues, substitutions, continuations, continuations-in-part, reexaminations, and extensions thereof, in each case in the Territory and claiming priority to the underlying said Transferred Patents, (ii) all damages, claims, and payments for infringement of the foregoing in the Territory occurring [***], (iii) all rights to sue for [***] infringement of the foregoing in the Territory (including the right to settle such suits), and (iv) the right to assign the rights conveyed herein, the same to be held and enjoyed by Assignee for its own use and benefit, and for the benefit of its successors, assigns, and legal representatives, and
(b)with respect to the Transferred Marks, (i) the goodwill of the business symbolized thereby in the Territory, (ii) all renewals and extensions of any application, registration and filing that is a Transferred Mark, (iii) damages, claims, and payments for [***] infringements of the foregoing in the Territory occurring [***], (iv) all rights to sue for [***] infringements of the foregoing in the Territory (including the right to settle any such suit), and (v) the right to assign the rights conveyed herein, the same to be held and enjoyed by Assignee for its own use and benefit, and for the benefit of its successors, assigns, and legal representatives, in each case effective as of the Effective Date.

3.Authorization. Assignor hereby authorizes and requests the United States Patent and Trademark Office to respectively issue the same to the Assignee and to respectively record the Assignee as owner of the Transferred Patents and the Transferred Marks, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of the Assignee and its successors, legal representatives and assigns.
4.Further Assurances. Assignor shall provide Assignee with all such assistance that Assignee may reasonably request for the full utilization of the rights granted in Section 2 above, including making or executing (or causing Assignor’s current or former employees or contractors to make or execute), as applicable, all filings, applications and any further assignments or other documents or instruments, signing all lawful papers, and making all rightful oaths necessary or desirable to carry out the purposes or intent of this IP Assignment Agreement and to aid the Assignee and its successors, legal representatives and assigns to obtain and enforce proper protection for the Transferred Patents and Transferred Marks in the United States and to record the Assignee as owner of the Transferred Patents and Transferred Marks. Assignor’s reasonable costs and expenses incurred in connection with such assistance to Assignee shall be borne by Assignee.
5.General.
(a)Governing Law. This IP Assignment Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all Legal Proceedings (whether in contract, in tort, at law, or otherwise) that may be based upon, arise out of, or relate to this IP Assignment Agreement, or the transactions contemplated hereby, shall be exclusively governed by, and construed in accordance with, the Laws of the State of New York regardless of Laws that might otherwise govern under any applicable conflict of laws principles.
(b)Jurisdiction. Any Legal Proceeding (whether in contract, in tort, at law, or otherwise) based upon, arising out of, or related to this IP Assignment Agreement and its negotiation, execution, performance, non-performance, interpretation, termination, construction or the transactions contemplated hereby shall be heard and determined in the United States District Court for the Southern District of New York or any New York State court sitting in New York City and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Legal Proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such Legal Proceeding. The consents to jurisdiction and venue set forth herein shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 5(b) and shall not be deemed to confer rights on any Person other than the Parties hereto. Each Party hereto agrees that the service of process upon such Party in any Legal Proceeding arising out of or relating to this IP Assignment Agreement shall be effective if notice is given in accordance with the terms of Section 11.1 of the Asset Purchase Agreement. Each of the Parties also agrees that any final, non-appealable judgment against a Party in connection with any Legal Proceeding arising out of or relating to this IP Assignment Agreement shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
(c)WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY LEGAL PROCEEDING (WHETHER IN CONTRACT, IN TORT, AT LAW, OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATED TO THIS IP ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS IP ASSIGNMENT AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS IP ASSIGNMENT AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS IP ASSIGNMENT AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY

NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS IP ASSIGNMENT AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS IP ASSIGNMENT AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)Counterparts. This IP Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This IP Assignment Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or portable document format (PDF) sent by electronic mail or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 will be deemed to be original signatures, will be valid and binding upon the parties, and, upon delivery, will constitute due execution of this IP Assignment Agreement.
(e)Entire Agreement. This IP Assignment Agreement, the Asset Purchase Agreement, and the agreements and documents contemplated thereunder, including the Ancillary Agreements, contains the entire agreement between the Parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for (i) the Confidentiality Agreement which will remain in full force and effect for the term provided for therein and (ii) any written agreement of the Parties that expressly provides that it is not superseded by this IP Assignment Agreement, the Asset Purchase Agreement or any Ancillary Agreement. This IP Assignment Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by authorized representatives of both Assignor and Assignee.
(f)Binding Agreement. This IP Assignment Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this IP Assignment Agreement, express or implied, is intended to or shall be construed to supersede, modify, replace, amend, change, rescind, waive, exceed, enlarge, expand or limit in any way the terms of the Asset Purchase Agreement. To the extent that any provision of this IP Assignment Agreement conflicts or is inconsistent with the terms of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern. This IP Assignment Agreement is only intended to effect the transfer of the Transferred Patents and Transferred Marks pursuant to the Asset Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Asset Purchase Agreement.

[Signature page follows.]

Schedule A

Intellectual Property (Transferred Patents, Transferred Marks and Transferred Domain Names)

[***]

Exhibit C

DISCLOSURE SCHEDULE

[***]

Exhibit D

FORM OF TRANSITION AGREEMENT

TRANSITION AGREEMENT

This Transition Agreement (this “Agreement”) is made and entered into as of the [•] day of [•] (the “Effective Date”), between Blueprint Medicines Corporation, a Delaware corporation (“Seller”), and Rigel Pharmaceuticals, Inc., a Delaware corporation (“Purchaser”). Seller and Purchaser are individually referred to as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings set forth in the Asset Purchase Agreement (as defined below).

WHEREAS, Seller previously entered into a Collaboration Agreement dated as of July 13, 2020 (the “Roche Collaboration Agreement”) by and among Seller, F. Hoffmann-La Roche Ltd (“Roche Basel”), and Genentech, Inc. (“Genentech” and together with Roche Basel, “Roche”) for the development and commercialization of GAVRETO® (pralsetinib) globally (excluding the People’s Republic of China, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan); and

WHEREAS, pursuant to the Roche Collaboration Agreement, as of the Effective Date (i) Genentech holds the NDA for the Product and is booking sales of the Product in the United States, and (ii) Roche holds the global safety database for the Product and manufactures the Product globally; and

WHEREAS, the Roche Collaboration Agreement was terminated effective as of [•]; and

WHEREAS, in connection with the termination of the Roche Collaboration Agreement, Seller and Roche have [***]; and

WHEREAS, Seller and Purchaser entered into an Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”) pursuant to which Purchaser has purchased and assumed all of Seller’s right, title and interest to the Product in the United States on the terms and conditions set forth therein; and

WHEREAS, pursuant to Section 4.1(b)(v) of the Asset Purchase Agreement, the Parties desire to agree upon certain terms and conditions to enable an orderly transition of certain assets and responsibilities related to the Product, including without limitation an orderly transition of the booking of sales of the Product in the United States from Genentech to Purchaser;

NOW THEREFORE, Seller and Purchaser hereby agree as follows:

1.General.
(a)Transition Plan; Coordination of Activities. In order to ensure an orderly transition of the Product from Roche and Seller to Purchaser in the United States, the Parties have agreed to the plan set forth in Schedule 1 hereto (the “Transition Plan”). To the extent the Transition Plan does not include material tasks that are reasonably necessary to ensure an orderly transition of the Product in the United States, Purchaser shall have the right within [***] after the Effective Date to notify Seller of such material tasks and the Parties shall work in good faith to add such item(s) to the Transition Plan. Each Party will reasonably cooperate with the other Party to the extent required for effective conduct of the Transition Plan. Each of the Parties have designated a primary contact in the Transition Plan (a “Transition Coordinator”) who will (i) review, coordinate and integrate the activities of the Parties under the relevant portions of the Transition Plan, (ii) facilitate communications between the Parties with respect to such deliverables and activities, (iii) coordinate resolution of any issues that may arise during the performance of the Transition Plan and (iv) perform such other functions as the Parties may mutually agree.
(b)Standard of Performance; Compliance with Applicable Laws. Each Party shall perform its obligations and responsibilities under the Transition Plan in accordance with (i) the timelines set forth in the Transition Plan or this Agreement (or, if none are specified, then promptly), (ii) the prevailing industry standards for comparable services and (iii) any additional requirements set forth in the Transition Plan. In addition, each Party shall perform such activities in accordance with this Agreement and all applicable Laws.

2.Regulatory.
(a)NDA. Seller will cause the NDA for the Product to be assigned by Genentech to Seller promptly after the Closing Date (taking into consideration the ongoing discussions with the FDA related to post-marketing commitments for the Product) and will [***] cause such transfer to occur in sufficient time for Seller to transfer the NDA to Purchaser by the date set forth below in this Section 2(a). [***]. Promptly after the NDA for the Product is assigned by Genentech to Seller and subject to this Section 2(a), each of the Parties shall take all steps necessary to cause the NDA to be assigned by Seller to Purchaser by no later than [***], including without limitation submitting to the FDA a letter or other documentation notifying the FDA of the transfer of the NDA from Seller to Purchaser, provided that both Parties acknowledge and agree that should the Transfer of Booking of Sales be delayed beyond [***] as a result of Seller not performing its obligations under this Agreement, [***], then Seller will continue to hold the NDA until the occurrence of Transfer of Booking of Sales. Each Party shall provide the other Party with copies of such letters and documentation submitted to the FDA. Any regulatory decisions related to the NDA following Genentech’s assignment of the NDA to Seller will be made at Purchaser’s reasonable discretion, including while Seller is temporarily holding the NDA until transfer of the NDA to Purchaser, and Seller shall follow and implement Purchaser’s [***] instructions during such intervening time with respect to the maintenance and transfer of the NDA, provided that such instructions (i) comply with applicable Law, (ii) do not require Seller to incur material additional costs or breach any of its then-existing contractual obligations, or (iii) would not reasonably be expected to cause a delay in the assignment of the NDA by Seller to Purchaser by the date set forth above unless otherwise required to comply with applicable Law.
(b)Right of Reference; Regulatory Support. Effective immediately after the NDA for the Product is assigned by Genentech to Seller, Seller shall (i) grant Purchaser a right of reference under the NDA until assigned by Seller to Purchaser and (ii) provide Purchaser with reasonable regulatory support as set forth in the Transition Plan until [***] after the NDA is assigned by Seller to Purchaser.
(c)Copies of other Regulatory Documents. Seller will transfer Orphan Drug Designations to Purchaser and provide Purchaser with electronic copies of Investigational New Drug applications, FDA correspondence, IBs, PBRERs, and DSURs upon the completion and availability of each document, each as defined in the Transition Plan.
3.Manufacturing.
(a)Purchaser Agreements with CMOs for the Product. Purchaser will [***] establish its own contractual relationships with the contract manufacturing organizations listed in the Transition Plan by the dates set forth in the Transition Plan in order to promptly establish Purchaser’s own supply of the Product for sale in the Territory.
(b)Inventory Purchased from Seller. Pursuant to that certain Material Transfer Agreement entered into by the Parties contemporaneously with this Agreement (“Rigel-Blueprint MTA”), Purchaser will acquire certain batches of Product from Seller. Purchaser will [***] cause such drug product to be packaged, labeled and released in a timely manner to enable Purchaser to achieve Transfer of Booking of Sales in accordance with the timing set forth in Section 4(a) below. In addition, at any time within [***] after the Effective Date, if mutually agreed, the Parties shall discuss with Roche the potential sale by Roche to Seller, Purchaser or any Third Party designated by Seller or Purchaser of the remaining inventory of the Product that Roche might have at a given time in such quantities as may be agreed upon at such time, at a price equal to [***].
4.Transition of Booking of Sales in the Territory.
(a)Timing. The Parties desire to achieve Transfer of Booking of Sales on [***].
(b)[***].
(c)[***].
(d)[***].

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5.Pharmacovigilance.
(a)US Safety Data Exchange Agreement. Within [***] after the Closing Date, and in any event no later than the date of transfer of the NDA from Seller to Purchaser, the Parties will negotiate [***] a safety data exchange agreement describing the pharmacovigilance roles and responsibilities of the Parties related to the Product in the Territory (the “US SDEA”).
(b)Global Safety Database; Pharmacovigilance Support. It is anticipated that Roche will transfer the global safety database for the Product to Seller’s vendor, [***], by no later than [***] pursuant to [***]. Seller will provide Purchaser with the pharmacovigilance support [***] until the earlier of (a) such date as the Parties determine [***] that the migration of the global safety database for the Product into Purchaser’s safety database has been completed or (b) [***]. Until such time, Seller will continue to hold the global safety database and, working in concert with Roche and CStone, will work with CStone and Roche, as appropriate, to fulfill regulatory reporting responsibilities worldwide pursuant to the Global SDEA (as amended) between Roche, CStone, and Seller.
(c)Future Agreements. Prior to the transfer of the global safety database to Purchaser, following the completion of the transfer of the global safety database from Roche to Seller by [***], (i) Seller, Roche, CStone, and Purchaser shall execute, as required and applicable, a further amendment to the CStone Agreements to include Purchaser as a party to such applicable agreement, (ii) Roche and Purchaser shall enter into any privacy related agreements, including a data processing agreement and other standard contractual clauses between controllers and processors, as may be required under the applicable Laws.
(d)Continued Global Coverage. After Purchaser assumes responsibility for the global safety database for the Product, it will revise the Global SDEA as appropriate to reflect Purchaser’s ownership of the global safety database for the Product and to enable continued coverage thereunder for CStone and Roche to fulfil regulatory reporting obligations worldwide. The Parties acknowledge and agree that Purchaser will have no operational responsibility for (i) submitting safety reports and aggregate reports to Regulatory Authorities outside of the Territory related to the Exploitation of the Product outside of the Territory or (ii) directly interacting with such Regulatory Authorities in connection with such safety reports. As between the Parties, all such operational obligations for safety reporting to Regulatory Authorities outside the Territory will be the responsibility of Seller.
6.. [***]
7.Clinical Studies.
(a)Purchaser hereby acknowledges that on or prior to the Closing Date, [***].
(b)Clinical Trial Master File Information if needed for Regulatory Authorities. In the event that, in connection with an inspection or otherwise, a Regulatory Authority requires Purchaser to (i) provide such Regulatory Authority with access to or (ii) deliver information or documents that are included in the clinical study Trial Master Files, in each case, for the Product that have not been delivered by Roche [***] or that are not otherwise already in Purchaser’s possession, Purchaser will [***] the requisite information or documents in the manner and within the timeframes required by such Regulatory Authority.
8.Transfer of Materials.
(a)[***]. In accordance with the Asset Purchase Agreement, [***] the Disclosure Schedule will be delivered by Seller (either itself or via Genentech) to Purchaser by no later than [***] following the Effective Date. Notwithstanding the foregoing, the Parties will work together [***] to determine a plan for the migration of the U.S. Product website that is currently managed through Genentech by no later than [***].
(b)Other Materials. In addition, Seller shall either deliver to Purchaser or its designee the other materials listed in the Transition Plan in accordance with the delivery instructions set forth therein.
9.Transferred Know-How Support. Seller will provide reasonable consultation and assistance for [***] following the Effective Date with respect to the disclosure and provision of relevant Transferred Know-How

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[***]. After [***] period, Purchaser will reimburse Seller for its reasonable support at [***] rate to be agreed to [***] at the time of the request.
10.Intellectual Property. Purchaser will assume responsibility for the prosecution and maintenance of the Transferred Intellectual Property as of the Closing Date. Seller will deliver to Purchaser copies of the data underlying patents and patent applications for the Product listed in the Transition Plan by [***]. The Parties shall cooperate with each other in connection with transitioning prosecution and maintenance of the Transferred Intellectual Property from Seller to Purchaser, and any filings with respect to the FDA’s Orange Book applicable to Transferred Intellectual Property until the NDA is assigned by Seller to Purchaser, provided that Purchaser shall have the final decision making authority with respect to which Transferred Patents are to be listed in such Orange Book. Once the NDA has been assigned from Seller to Purchaser, Purchaser will assume all responsibility for any future filings with the applicable Regulatory Authority.
11.Publications. Notwithstanding anything to the contrary in the Asset Purchase Agreement, Seller or Roche may publish or present, the academic, scientific or medical abstracts, articles, papers, presentations or other type of public disclosures listed in the Transition Plan; provided that [***].
12.Term and Termination.
(a)Term. The term of this Agreement shall commence on the date first written above and shall continue, unless earlier terminated as permitted herein, until completion of all activities set forth in the Transition Plan unless the Parties agree to extend the term of this Agreement beyond the date of such completion or as necessary to comply with Applicable Law (the “Term”); provided, however, that the Parties shall use commercially reasonable efforts to complete the activities set forth in the Transition Plan by [***].
(b)Effects of Termination and Expiration. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Notwithstanding anything to the contrary, the following provisions shall survive and apply after the expiration or termination of this Agreement: 5(c), 11(b), 12, 13, 14, and 15.
13.Confidentiality. Each of the Parties acknowledge that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to Section 7.8 of the Asset Purchase Agreement.
14.Indemnification.
(a)Indemnification by Seller. Seller shall defend, indemnify, and hold Purchaser and its Affiliates, and each of their respective officers, directors, employees and agents (individually and collectively, the “Purchaser Indemnitees”), harmless from and against any and all damages or other amounts payable to a Third Party, as well as any reasonable attorneys’ fees and costs of litigation (collectively, “Damages”), incurred by the Purchaser Indemnitees, to the extent resulting from claims, suits, proceedings or causes of action brought by or on behalf of such Third Party (“Third Party Claims”) against the Purchaser Indemnitees that arise from or are based on: (i) a breach of any of Seller’s representations, warranties, covenants or obligations under this Agreement; (ii) fraud, willful misconduct, or grossly negligent acts of Seller or its Affiliates in the performance of its obligations under this Agreement; (iii) any violation of applicable Law by Seller or its Affiliates in the performance of its obligations under this Agreement; or (iv) [***], excluding, in each case ((i) through (iv)), any Damages for which Purchaser has an obligation to indemnify any Seller Indemnitee pursuant to Section 14(b).
(b)Indemnification by Purchaser. Purchaser will indemnify and hold harmless Seller and its Affiliates, and each of their respective directors, officers, employees and agents (individually and collectively, the “Seller Indemnitee(s)”) from and against any and all Damages incurred by the Seller Indemnitees to the extent resulting from Third Party Claims against the Seller Indemnitees that arise from or are based on: (i) Purchaser’s breach of any of its representations, warranties, covenants, or obligations under Agreement; (ii) fraud, willful misconduct, or grossly negligent acts of Purchaser or its Affiliates in the performance of its obligations under this Agreement; or (iii) any violation of applicable Law by Purchaser or its Affiliates in the performance of its obligations under this Agreement,

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excluding, in each case ((i) through (iii)), any Damages for which Seller has an obligation to indemnify any Purchaser Indemnitee pursuant to Section 14(a).
(c)Indemnification Procedures. The Party claiming indemnity under this Section 1 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Action”). The Indemnifying Party’s obligation to defend, indemnify, and hold harmless pursuant to Section 14(a) or (b), as applicable, shall be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in material prejudice to the Indemnifying Party. At its option, the Indemnifying Party may assume the defense of any Action for which indemnity is being sought by giving written notice to the Indemnified Party within [***] after receipt of the notice of the Action. The assumption of defense of the Action shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Action, nor shall it constitute waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Action with counsel of its choice. The Indemnifying Party shall not admit liability or settle any Action without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not settle any such Action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume and conduct the defense of the Action as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Action in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnified Party reserves any right it may have under this Section 14 to obtain indemnification from the Indemnified Party.
15.Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, DIMINUTION IN VALUE, LOST PROFITS [***], EXEMPLARY OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY TORT CLAIMS ARISING HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 15 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS UNDER SECTION 14, (B) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 13, OR (C) DAMAGES AVAILABLE IN THE CASE OF A PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL OR WILLFUL MISCONDUCT.
16.Miscellaneous.
(a)Notices. Except as provided in Section 4(b), all notices and other communications required or permitted to be given or made pursuant to this Agreement shall be delivered in accordance with Section 11.1 of the Asset Purchase Agreement.
(b)Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Seller, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c)Assignment. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party, provided however, that either Party may, without consent of the other Party, assign this Agreement pursuant to a sale of stock, operation of Law in connection with a merger or sale of substantially all the assets of such Party; provided, further, that nothing in the foregoing shall prohibit either Party from making any assignment to any of its Affiliates without Purchaser’s consent.

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(d)Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party that are not reasonably foreseeable or avoidable, potentially including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, earthquakes, floods, pandemics or other acts of God (provided that such failure or delay could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances) (each a “Force Majeure Event”). The affected Party shall notify the other Party of such Force Majeure Event as soon as reasonably practical and shall promptly undertake all reasonable efforts necessary to cure such Force Majeure Event and resume performance of its obligations hereunder.
(e)Schedules. The Schedules to this Agreement shall form an integral part of this Agreement.
(f)Headings. The heading references in the Agreement and in the Schedules hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement or the Schedules hereto.
(g)Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid, illegal or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
(h)No Strict Construction. This Agreement and the Schedules have been prepared jointly and will not be strictly construed against either Party.
(i)Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. Any counterpart may be executed by facsimile or portable document format (PDF) sent by electronic mail or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.
(j)Governing Law. This Agreement shall be exclusively governed by, and construed in accordance with, the laws of the State of New York regardless of Laws that might otherwise govern under any applicable conflict of laws principles.

[Signature page follows]

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Schedule 1

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EXHIBIT E

FORM OF MATERIAL TRANSFER AGREEMENT

MATERIAL TRANSFER AGREEMENT

between

Blueprint Medicines Corporation
45 Sidney Street
Cambridge
MA 02139
(hereinafter called “BPM”)

and

Rigel Pharmaceuticals, Inc.
611 Gateway Blvd.
Suite 900
South San Francisco, CA USA 94080
(hereinafter called “Rigel”)

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Appendix A: Transition price

[***]

Appendix B: Quality Agreement pertaining to Lots in Appendix A only

[***]

Appendix C: Product Specification for US Markets

[***]

Appendix D: List of Contact Persons

Contact Persons (including, but not limited to Notices of Amendment, Assignment, Termination, Deviation Reports, Complaints, Recall, Resolution of Quality Issues)

[***]

Appendix E: Required Documents for Product

Documents required for release of Product

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